Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CommonWealth REIT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Consent Revocation Statement—Subject to Completion, Dated December 6, 2013

COMMONWEALTH REIT Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458

CONSENT REVOCATION STATEMENT
OF THE BOARD OF TRUSTEES OF COMMONWEALTH REIT
IN OPPOSITION TO A CONSENT SOLICITATION BY CORVEX MANAGEMENT LP
AND RELATED FUND MANAGEMENT, LLC
                    , 201

        This consent revocation statement and the enclosed WHITE Consent Revocation Card are furnished by the Board of Trustees (the "Board") of CommonWealth REIT, a Maryland real estate investment trust (the "Company," "CommonWealth," "we," "us" and "our"), to the holders of the Company's common shares of beneficial interest (the "Common Shares"), in connection with the Board's opposition to the solicitation by Corvex Management LP ("Corvex") and Related Fund Management, LLC ("Related," and together with Corvex, "Corvex/Related") of shareholder consents to remove without cause all of the members of the Board (the "Trustees"). This consent revocation statement and card are first being mailed to shareholders on or about                    , 201  .

        Corvex/Related announced their consent solicitation following an arbitration panel's determination that Corvex/Related's prior attempted consent solicitation to remove our entire Board without cause was invalid. Corvex/Related continue their attempts to disrupt our business for their short-term gain and are asking you to turn over control of the Company to a new Board of Trustees which may be controlled by Corvex/Related's handpicked nominees and whose election will not provide you with any control premium.

        We are taking this opportunity to remind our shareholders that the Board has evaluated the limited information that Corvex/Related has made available about their plan for the Company and concluded that it is clearly not in the Company's or our shareholders' best interests. Since Corvex/Related first approached CommonWealth, the Board has worked diligently to understand the views of our shareholders, accelerated the Company's value-enhancing business plan and made meaningful governance and management compensation changes directly in response to shareholder feedback. These steps are part of our efforts intended to increase shareholder value. Support for the Corvex/Related removal proposal will derail this process and turn control of the Company over to an untested slate of trustees who have not presented you with a definitive plan for success.

        Corvex/Related advocate that the Board take action to internalize the Company's management or sell the Company, including selling the Company to Corvex/Related. Corvex/Related have not provided any estimate of the initial or continuing costs to internalize the Company's management or presented a fully financed offer to buy the Company which is actionable by you or the Company, or even committed to do so. The removal action sought by Corvex/Related may be a first step in a sale of the Company or some of its assets to Corvex/Related or others at a price and on terms that do not reflect the long-term value of the Company. In our view, now is not the time to disrupt the execution of the Company's strategic plan. Under the current Board and management team, CommonWealth is realizing the benefits of its business plan and demonstrating that the current leadership team has positioned the Company to deliver long term value for the benefit of all shareholders.

        Support for the Corvex/Related effort would be a disruptive and value destructive exercise. The CommonWealth Board and management team have listened to shareholder feedback and are responding. The Board is pursuing meaningful governance and management compensation changes, including:

  ✓
  adding additional Independent Trustees;

  ✓
  appointing a Lead Independent Trustee;

  ✓
  declassifying the Board; and

  ✓
  restructuring the management fees payable to our manager to further align management's financial incentives with the returns realized by our shareholders.

        We believe that Corvex/Related and their affiliates have a poor record of managing public companies and have based their campaign upon unrealistic financial projections.

        If you have previously signed and returned the Corvex/Related        consent card, you have the right to change your vote and revoke your consent. Whether or not you have signed the        consent card, we urge you to mark the "YES, REVOKE MY CONSENT" box on the enclosed WHITE Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Please submit a WHITE Consent Revocation Card even if you have not previously submitted a consent card, as doing so will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a WHITE Consent Revocation Card. Please act today.

        The Board has unanimously determined, for the reasons specified in this consent revocation statement, that the Corvex/Related consent solicitation is not in the best interests of the Company or its shareholders. The Board urges you not to sign any consent card sent to you by Corvex/Related. Whether or not you have previously executed a consent card, the Board urges you to sign, date and deliver the enclosed WHITE Consent Revocation Card using the enclosed postage-paid envelope.

        The record date for the Corvex/Related consent solicitation is                    , 201  (the "Record Date"). Only shareholders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Corvex/Related consent solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF CONSENT REVOCATION
MATERIALS IN OPPOSITION TO THE CORVEX/RELATED CONSENT SOLICITATION

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the Company is advising shareholders of the availability on the Internet of the Company's consent revocation materials in opposition to the Corvex/Related consent solicitation. Because the Company has elected to utilize the "full set delivery" option, the Company is delivering to all shareholders paper copies of the consent revocation materials, as well as providing access to those materials on a publicly accessible website. This consent revocation statement and Consent Revocation Card are available at http://www.cwhreit.com.

        If you have any questions about giving your consent revocation or require assistance, please call:

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Shareholders Call Toll Free: (800) 276-3011
Banks and Brokers Call Collect: (203) 658-9400

iii

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        This consent revocation statement contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions, we are making forward looking statements. These forward looking statements are based upon our present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur. Forward looking statements relate to various aspects of our business, including: possible disruption or harm to our business as a result of the consent solicitation and other activities by Corvex/Related, possible disruption or harm to our business should the removal action proposed by Corvex/Related be implemented, and pending, threatened or future legal proceedings. Our actual results may differ materially from those contained in or implied by our forward looking statements as a result of various factors. Factors that could have a material adverse effect on our forward looking statements and upon our business, results of operations, financial condition, funds from operations, normalized funds from operations, cash available for distribution, cash flows, liquidity and prospects are contained in our filings with the SEC, including under the caption "Risk Factors" and "Warning Concerning Forward Looking Statements" in our Annual Report on Form 10-K, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or incorporated therein. Our filings with the SEC are available at the SEC's website at www.sec.gov. You should not place undue reliance upon our forward looking statements. We do not undertake any obligation to update or change any forward looking statements as a result of new information, future events or otherwise.

DESCRIPTION OF THE CORVEX/RELATED CONSENT SOLICITATION

        As set forth in the Corvex/Related solicitation statement and related materials filed with the SEC, Corvex/Related are soliciting your consents in favor of the following proposal:

  to act by written consent to remove, without cause, Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, and Frederick N. Zeytoonjian as Trustees of the Company and any other person or persons elected or appointed to the Board prior to the effective time of the Corvex/Related proposal.

        Corvex/Related propose that you consent to remove, without cause, all of the members of the duly elected Board. If all members of the Board are removed, a special meeting will subsequently be called to elect replacement Trustees and the replacement Trustees elected at this special meeting may be persons supported by or who have arrangements or understandings with Corvex/Related.

        Corvex/Related advocate that the Board of Trustees take action to internalize the Company's management. Therefore, you should consider that if the removal action is approved, the Company will hire new management and its own employees and will need to purchase the necessary infrastructure to support the Company's operations. Corvex/Related have not provided any estimate of the initial or continuing costs to internalize the Company's management, but such costs would likely create a considerable financial burden on CommonWealth and our shareholders.

        You should also consider that a consent in favor of the Corvex/Related removal action may be a first step in a sale of the Company or some of our assets to Corvex/Related or others. The replacement Trustees, if elected, could facilitate the sale of the Company or some of our assets at a price and on terms that do not reflect the long-term value of the Company. In our view, now is not the time to disrupt the execution of the Company's strategic plan. Under the current Board and management team, CommonWealth is realizing the benefits of its business plan and demonstrating that the current leadership team has positioned the Company to deliver long term value for the benefit of all shareholders.

 REASONS TO REJECT THE CORVEX/RELATED REMOVAL PROPOSAL

        The Board believes, for the reasons specified below, that a wholesale removal of our current Trustees without cause is not in the best interest of the Company or its shareholders and would in fact bring material harm and disruption to the business and operation of the Company. The Board is committed to acting in the best interests of ALL of the Company's shareholders and believes that the Company is well positioned to execute on our business plan and enhance value for ALL of the Company's shareholders.

Support for the Corvex/Related effort would be a disruptive and value destructive exercise. The CommonWealth Board and management team continue to listen to shareholder feedback and respond.

Under the current Board and management team, the Company continues to make significant progress in the implementation of its business plan to reposition CommonWealth's portfolio towards higher quality central business district office properties to increase shareholder value.

  •
  We are implementing a business plan of repositioning the Company's portfolio towards high-quality office properties in central business district ("CBD") locations and away from suburban properties. This strategy was developed, and approved by the Board of Trustees, in response to national trends in the office leasing market. During the last several years, the performance of CBD and suburban office properties has diverged. This divergence became even more apparent following the 2007-2009 recession, as suburban office properties have, on average, faced greater challenges recovering from the recession. We believe that average vacancy rates in suburban office markets continue to exceed average vacancy rates of CBD office markets by increasing margins.

  •
  Since January 1, 2008, we have acquired approximately $3.7 billion worth of properties, and the majority of these acquisitions have been high-quality CBD office properties. During the last year, as the market for the purchase and sale of office properties has improved, we have focused more on selling non-core suburban properties and other assets than on buying new CBD properties. As a result, since the middle of 2012, we have not entered into any agreements to purchase new properties.

  •
  Since January 1, 2008, we have sold approximately $1.6 billion worth of properties, largely consisting of industrial and suburban office properties which include some of our most challenged or lowest performing properties. During the fourth quarter of 2012 and the third quarter of 2013, the Board approved plans to sell 85 non-core properties (204 buildings), most of which are industrial and suburban office properties. Since the beginning of 2013, we have completed the sale of 38 properties (92 buildings for a combined 6.6 million square feet). As of September 30, 2013, we had 47 properties classified as held for sale with a combined 8.5 million square feet (and net book value of $527 million) being marketed for sale.

  •
  We have made substantial progress in the implementation of our business plan. During the quarter ended September 30, 2013, approximately 64% of our cash net operating income from continuing operations came from office properties located in CBD locations. We expect that our portfolio repositioning will be substantially completed during 2014.

  •
  Corvex/Related have advocated a sale of the Company to them or another purchaser. A consent in favor of the Corvex/Related removal action may be a first step in a sale of the Company or our assets to Corvex/Related or their affiliates because replacement Trustees may initiate such actions. The Board believes that a sale of the Company or other similar transaction at this time will not reflect the long-term value of the Company. Replacement Trustees may facilitate the sale of the Company or some of our assets to Corvex/Related. The Board believes that the Company is realizing the benefits of the repositioning of the Company's portfolio towards high-quality CBD office properties and away from suburban properties, and that Corvex/Related are attempting to seize control of CommonWealth before these benefits are realized for all shareholders.

You do not need to support Corvex/Related's disruptive removal proposal for change to occur at the Company. Following meetings with shareholders, the Board recently announced the restructuring of our business management agreement with our manager, Reit Management & Research LLC ("RMR"), and significant governance enhancements that directly address shareholder feedback.

  •
  Restructuring of Business Management Agreement.  To further align management's financial incentives with the returns realized by our common shareholders, we and RMR have agreed to restructure our business management agreement beginning in 2014 as follows:

  °
  The base business management fees we pay to RMR will be calculated on the basis of the lower of: (i) gross historical cost of the Company's U.S. real estate assets or (ii) the Company's total market capitalization, which will include the market value of our Common Shares, plus the liquidation preference of our preferred shares and the principal amount of our outstanding debt. As a result, the base business management fees we pay to RMR may decline when the market value of our Common Shares declines.

  °
  Ten percent (10%) of the base business management fees we pay to RMR will be paid in Common Shares. As a result, we expect management's Common Share ownership will increase over time.

  °
  The annual incentive fee which may be earned by RMR will be calculated based upon total returns realized by the Company's common shareholders (i.e., share price appreciation plus dividends) in excess of benchmarks set by the Company's Compensation Committee (which is comprised solely of Independent Trustees). These incentive fees will be payable in Common Shares which vest over a multi-year period and will be subject to a clawback in the event of certain misstatements of the Company's financial statements. We expect this restructuring will result in the incentive fees payable to management having a direct relationship to total returns realized by the Company's common shareholders.

  •
  Additional Independent Trustees.  The Board is committed to increasing its size from its current five members and increasing the ratio of Independent Trustees to total Trustees on the Board from the current 60% to at least 75%. The Nominating and Governance Committee of the Board has retained the services of an executive search firm to help identify potential Independent Trustee candidates, and this process is well underway. In addition, the Board has received important input from our shareholders regarding Board candidate qualifications and identification.

  •
  Lead Independent Trustee.  The Board expects that soon after the new Independent Trustees join the Board, the Independent Trustees will designate a Lead Independent Trustee. We expect the Lead Independent Trustee would be appointed annually by the Independent Trustees and have robust responsibilities, including, but not limited to, approving meeting agendas for the Board and the authority to call meetings of the Independent Trustees.

  •
  Recommending Annual Election of All Trustees.  The Board has determined to recommend to shareholders that the Company's Declaration of Trust be amended, at the next annual shareholders' meeting following resolution of the pending disputes with Corvex/Related, to permit the annual election of Trustees. If this amendment is approved by our shareholders, all Trustees will thereafter be elected for one year terms.

  •
  Terminating the Poison Pill.  The Board has determined to accelerate the expiration of the Company's shareholders' rights plan, or poison pill, which currently is set to expire on October 17, 2014, to a date soon after resolution of the pending disputes with Corvex/Related.

  •
  Additional changes may also be implemented, and we continue to seek feedback through dialogue with our shareholders.

  These changes demonstrate the Board's commitment to enhance governance and respond directly to our shareholders, while allowing the Company's shareholders to continue receiving high quality management services at or below average costs. The Board and management continue to listen to shareholder feedback and respond.

Corvex/Related are asking you to remove experienced Trustees who are acting in the best interest of the Company and its shareholders.

  •
  The Trustees have significant experience managing CommonWealth and a unique knowledge of our portfolio, our tenants, our business partners and the markets in which we operate. Under their stewardship, the Company has acquired a valuable portfolio of properties that Corvex/Related now seek to control.

  •
  The Trustees have been responsive to shareholder feedback. Following Corvex/Related's prior, invalid consent solicitation, the Trustees met with many of CommonWealth's shareholders to gather feedback on the Company's governance and management compensation. Following these meetings, the Board approved meaningful changes to our governance and management's compensation as discussed herein.

  •
  Corvex/Related's attempt to remove not only the current Board, but also any new trustees the Board may appoint, demonstrates that Corvex/Related only want control of the Company and do not care about the identity or quality of the Board.

The Corvex/Related consent solicitation seeks to remove an experienced manager who is acting in the best interests of the Company and its shareholders and to replace the manager with unknown and untested management.

  •
  Corvex/Related have advocated that the Board take action to internalize the Company's management. A consent in favor of the removal action proposed by Corvex/Related should be expected to result in termination of our business and property management agreements with our manager and the loss of the services provided to us by RMR. We have no employees of our own. All of the personnel and services that we require to operate our business are provided to us under our business and property management agreements with RMR. None of our executive officers has an employment agreement with us or is paid their salaries or cash bonuses by us. Internalization of management of the Company will require that the Company hire new management and its own employees and purchase the necessary infrastructure to support the Company's operations. Corvex/Related are asking you to make fundamental changes in the management of the Company without identifying a new, complete management team, explaining their internalization plans or providing any estimate of the initial or continuing costs to internalize the Company's management. Corvex/Related have put forward only potential interim solutions to the management gap without even disclosing the cost to the Company of those interim solutions or the nature of their agreements with those service providers. Without an experienced and knowledgeable management team, the Company's value may be materially diminished.

  •
  RMR has a long history of successful management of publicly traded real estate companies. RMR oversees a large portfolio of publicly owned real estate, including approximately 1,700 properties throughout North America and Australia. In combination, the companies managed by RMR generated over $12 billion in annual revenues and employed over 50,000 people as of September 30, 2013. RMR directly employs more than 860 professionals in its headquarters in Newton, MA and in over 20 regional offices. We benefit from economies of scale by hiring RMR to manage our geographically diverse portfolio of properties, resulting in a level of management costs for the Company that is consistently at or below the median for our peer group. We also believe that our relationship with RMR provides us with competitive advantages in operating and growing our business. There can be no guarantee that any replacement manager(s) or internal management structure will be as successful as RMR in managing the Company's affairs.

  •
  Corvex/Related have represented in publicly filed investor presentations that they estimate, if shareholders remove the Trustees, the Company will have annual savings of $22.0 million in business and property management costs. Corvex/Related provide no support for such savings. Indeed, we believe it is much more likely that the Company would incur significant disruption and increased costs to replace the services and infrastructure provided to the Company by RMR with its own or those of another manager.

We believe that Corvex/Related and their affiliates have a poor record of managing public companies and should not be considered credible candidates to manage CommonWealth.

  •
  Jeff Blau, the principal of Related, is also the CEO of The Related Companies, L.P., a real estate developer based in New York (the "Related Companies"). Mr. Blau previously served simultaneously as an officer of the Related Companies and as Chairman, CEO and a Trustee of American Mortgage Acceptance Company ("AMAC"), a publicly owned mortgage REIT. During Mr. Blau's tenure at AMAC, AMAC funded loans to affiliates of the Related Companies, including two large subordinated loans to development projects in Aspen, CO and Phoenix, AZ which subsequently defaulted and became worthless. Despite that these large loans were made to an affiliate of the Related Companies and Mr. Blau while he was a trustee of AMAC, AMAC never filed documentation for these loans with the SEC. Shortly thereafter, AMAC ceased operations and filed for bankruptcy; however, the Related Companies' affiliates received the benefit of the funding.

  •
  Jeff Blau and Stephen Ross, the Chairman of the Related Companies, also served simultaneously as officers of the Related Companies and as Managing Trustees on the board of Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Company, or "CharterMac"), a publicly owned real estate finance company. CharterMac also provided financing directly and indirectly to affiliates of the Related Companies. CharterMac internalized its management in November 2003 by purchasing, for aggregate consideration of $338 million, a management company majority owned by the Related Companies. During Mr. Blau's and Mr. Ross's combined tenure at CharterMac from 2003 until they departed that board in 2009, the total returns realized by public shareholders was a loss of approximately 97.7%. Also during their tenure on the Board, the New York Stock Exchange ("NYSE") delisted CharterMac for failure to meet NYSE listing standards.

  •
  Keith Meister, the founder and Managing Partner of Corvex, has an equally troubling history with publicly-traded real estate companies. In January 2007, for example, Mr. Meister and his former employer, Icahn Group, acquired a 14.6% ownership in WCI Communities, Inc. ("WCI"), a publicly owned real estate development company in January 2007. Similarly, Mr. Meister and his colleagues criticized WCI management and stated that Icahn Group's goal was to change management and enhance shareholder value. In March 2007, Mr. Meister and his colleagues launched a tender offer for WCI at $22.00 per share. The tender offer was subsequently withdrawn and Mr. Meister began a proxy contest for control of WCI. By August 2007, Mr. Meister and his colleagues were elected to the WCI Board and assumed effective control of WCI. Within approximately one year after Mr. Meister was elected to the WCI Board, WCI filed for bankruptcy and all WCI shareholder value was lost.

Corvex/Related's actions in connection with their prior, invalid consent solicitation demonstrate that Corvex/Related will relentlessly pursue their own agenda, including ignoring rules not convenient to their objectives and threatening third parties that do business with us, regardless of the long-term cost to the Company and its shareholders.

  •
  Corvex/Related ignored provisions of our governing documents which were not convenient to their agenda and barreled ahead with an invalid consent solicitation based on their own made-up rules, as if they were in control of the Company. Then, before receiving a ruling on the validity of that consent solicitation from the arbitration panel, Corvex/Related issued a press release unilaterally and wrongly proclaiming that the Trustees had been removed and making the following warning:

      "We advise third parties that do business with CommonWealth that we reserve the right to challenge any corporate action that may be taken by these former trustees on or after today as invalid."

    Despite having publicly warned shareholders and others that the Board had no corporate authority as of June 21, 2013, Corvex/Related have continued to accept dividends declared by the Board. We believe these actions demonstrate that Corvex/Related are not acting in the best interests of the Company or its shareholders and emphasize their intention to disrupt CommonWealth's business.

Corvex/Related dangled the prospect of a potential offer which never materialized. Corvex/Related are continuing their efforts to disrupt our business and seize control of CommonWealth by removing the Trustees, without cause, through this consent solicitation without committing to pay you a control premium for your Common Shares.

  •
  It has been many months since Corvex/Related published "open" letters purporting to offer to acquire the Company for a premium. However, Corvex/Related have never presented a bona fide, fully financed offer for the Company which is actionable by you or the Company, or even committed to do so. Corvex/Related dangled the prospect of a potential offer which never materialized. This consent solicitation is a continuation by Corvex/Related of their effort to acquire control of CommonWealth without committing to pay you a control premium for your Common Shares and disrupt our business for their own short-term gain.

Corvex/Related are asking you to leave the Company without any Trustees in the near term.

  •
  By pursuing the removal of all of the Trustees through a consent solicitation, Corvex/Related are asking you to leave the Company without any Trustees to manage our business and affairs until a special meeting is held after the removal action is effective and replacement Trustees are elected and qualified at such meeting.

  •
  Corvex/Related are asking you to remove all the Trustees without any certainty as to who will govern the Company or manage our properties after the Trustees are removed. Significant uncertainty about the future of the governance and management of the Company may result in material harm to the Company. For example, it may affect the decision of our existing or prospective tenants to renew or enter into leases with us, the willingness of lenders to continue to lend money to us or to waive any events of default resulting from the Corvex/Related consent solicitation, our ability to pay distributions on our common and preferred shares and the amount of any such distributions, our ability to invest in our properties and fund acquisitions and the credit rating of our senior notes and preferred equity.

The removal of the Trustees as a result of the Corvex/Related consent solicitation or the termination of our management agreements with RMR, will each constitute a "change of control" under certain of our credit and other material agreements and preferred equity, which may give rise to acceleration, termination or other creditor rights and restrict our ability to pay dividends and continue to borrow.

  •
  The removal of all the Trustees as a result of the Corvex/Related consent solicitation or the termination of our management agreements with RMR would each constitute an "event of default" under the Company's revolving credit facility agreement and term loan agreement and may constitute an "event of default" under certain mortgage loan agreements with respect to our properties, which may restrict our ability to pay dividends or make further borrowings under our revolving credit facility and may result in lenders demanding immediate payment.

  •
  Earlier this year, on June 19, 2013, Corvex/Related filed with the SEC a public statement indicating that in the event the Board is removed as a result of the Corvex/Related consent solicitation, they will offer to buy 51% of the debt outstanding under our revolving credit facility and term loan agreements at par value to prevent the acceleration of such loans. However, the waiver of a default under our revolving credit facility and term loan agreements requires the approval of two-thirds of our lenders by amount. No lender can evaluate or approve an unarticulated business plan to be implemented by an unidentified management team and approved and overseen by an undetermined Board. We can provide no assurance that in the event all of the Trustees are removed as a result of the Corvex/Related consent solicitation, Corvex/Related will be successful in buying any of our outstanding debts or credit commitments or in preventing the acceleration of these loans.

  •
  The removal of the Trustees as a result of the Corvex/Related consent solicitation would constitute a "fundamental change" under the terms of our 6 1/2% Series D Cumulative Convertible Shares of Beneficial Interest (the "Series D Preferred Shares"), triggering the right of holders to convert their Series D Preferred Shares into Common Shares at a conversion rate that is more favorable for such holders than the current prevailing conversion rate, unless we exercise our right to repurchase such shares for cash. As of September 30, 2013, the redemption cost for our outstanding Series D Preferred Shares was approximately $380 million in aggregate plus accrued and unpaid distributions.

        For more information on the consequences of a "change of control" on certain of our material agreements, please see "Certain Agreements" in this consent revocation statement.

If the removal action proposed by Corvex/Related succeeds, we may be in violation of federal securities laws and the listing requirements of the NYSE.

  •
  If the removal action proposed by Corvex/Related succeeds and we are left without any Trustees, or if our business and property management agreements with RMR are terminated, it may be difficult for us to comply with federal securities laws, including our obligation to file periodic reports and maintain effective internal control over financial reporting and disclosure controls and procedures, which may affect our liquidity.

  •
  If the removal action proposed by Corvex/Related succeeds and we are left without any Trustees, we will be in violation of the rules and regulations of the SEC requiring that we have an independent Audit Committee and certain NYSE continued listing requirements, which may result in the SEC or NYSE taking enforcement action against us, including action by the NYSE to delist our Common Shares and other publicly traded securities.

The Board does not believe that issues such as Board representation and composition should be addressed through written consents solicited by a group of opportunistic shareholders, such as Corvex/Related, who have interests that may be different from our other shareholders. The Board urges you to rely upon your independent Nominating and Governance Committee and the process for shareholder nomination and election of Trustees at our 2014 annual meeting which is to be held on June 13, 2014.

We urge shareholders to reject the Corvex/Related consent solicitation and revoke any consent previously submitted.

Do not delay. In order to help ensure that our current Board may continue to act in your and the Company's best interests, please sign, date and return the enclosed WHITE Consent Revocation Card using the enclosed postage-paid envelope as promptly as possible whether or not you have signed
the    consent card from Corvex/Related.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

Q:
Who is making this solicitation?

A:
The Company's Board of Trustees.

Q:
What are we asking you to do?

A:
We are asking you to revoke any consent on the Corvex/Related      consent card that you may have delivered in favor of the proposal described in the Corvex/Related consent solicitation. Even if you have not submitted a consent card, we urge you to submit a WHITE Consent Revocation Card today so we may better keep track of the consent solicitation process.

Q:
What does the Board recommend?

A:
The Board strongly believes that the solicitation being undertaken by Corvex/Related is not in the best interests of the Company or its shareholders for the reasons described above. The Board unanimously opposes the solicitation by Corvex/Related and urges shareholders to reject the solicitation and revoke any consent previously submitted.

Q:
What is the effect of delivering a WHITE Consent Revocation Card?

A:
By marking the "YES, REVOKE MY CONSENT" box on the enclosed WHITE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to Corvex/Related. Even if you have not submitted a consent card, we urge you to submit a WHITE Consent Revocation Card as described above, as it will help us keep track of the progress of the consent process.

Q:
If I have already delivered a consent, is it too late for me to change my mind?

A:
No. The arbitration panel has stipulated that the requisite number of duly executed, unrevoked consents must be delivered to the Company within 30 days of the record date and that the Company shall have five business days to inspect them and declare the results effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a WHITE Consent Revocation Card, as discussed in the next question.

Q:
What should I do to revoke my consent?

A:
Mark the "YES, REVOKE MY CONSENT" box next to the proposal listed on the WHITE Consent Revocation Card. Then, sign and date the enclosed WHITE Consent Revocation Card and return it TODAY or as soon as possible in the postage-paid envelope provided. It is important that you date the WHITE Consent Revocation Card when you sign it.

Q:
What happens if I do nothing?

A:
You are not required to execute and send in any      consent card that Corvex/Related sends you. However, if you do not do so, you will effectively be voting AGAINST the removal action proposed by Corvex/Related. If you have validly executed and delivered a consent that Corvex/Related sent you, doing nothing further will mean that you have consented to the removal action proposed by Corvex/Related. If you have executed and delivered a consent that Corvex/Related sent you, the Board urges you to revoke any such consent previously submitted by executing and delivering the WHITE Consent Revocation Card.

Q:
Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the removal action proposed by Corvex/Related?

A:
Only shareholders of record as of the close of business on the Record Date,                    , 201 , may execute, withhold or revoke consents with respect to the removal action proposed by Corvex/Related. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, to revoke your consent you will need to provide instructions to your broker, bank, nominee or other institution to execute the WHITE Consent Revocation Card on your behalf.

Q:
When should I return my Consent Revocation Card?

A:
In order for the removal action proposed by Corvex/Related to be adopted, the Company must receive valid, unrevoked consents executed by the holders of a sufficient number of the Company's Common Shares within 30 days after the Record Date, or on or before                    , 201 . The arbitration panel has stipulated that the Company shall have five business days to inspect them and declare the results effective. We urge you to promptly return the WHITE Consent Revocation Card.

Q:
Who should I call if I have questions about the solicitation?

A:
If you have any questions regarding this consent revocation statement or about submitting your WHITE Consent Revocation Card, or otherwise require assistance, please call Morrow & Co.,  LLC ("Morrow"), the firm assisting in soliciting the revocation of consents, toll free, at (800) 276-3011 (banks and brokers call collect at (203) 658-9400).

BACKGROUND OF THE CORVEX/RELATED CONSENT SOLICITATION

        In late 2012 and early 2013, the Board of Trustees became concerned that the Company's unsecured senior indebtedness would lose its investment grade rating by mid-2013 if the Company failed to improve its debt to equity and fixed charges coverage ratios and began considering raising a significant amount of equity to repay debt in order to improve these ratios.

        On February 23, 2013, the Board met to review the Company's 2012 year-end financial results and discuss the potential risks and benefits of an equity offering. Following a consideration of the risks that would be associated with the Company's failure to raise equity capital at that time, including a likely downgrade of the Company's debt ratings, the Board determined to proceed with an equity offering and debt tender offer.

        On February 25, 2013, the Company publicly announced and commenced (1) a public offering (the "Equity Offering") of up to 31,050,000 of our Common Shares, including the 30-day option of the underwriters involved in the Equity Offering to purchase up to an additional 4,050,000 Common Shares and (2) a tender offer (the "Tender Offer") to purchase for cash up to $450.0 million of our outstanding senior notes, subject to the terms and conditions set forth in the offer to purchase and letter of transmittal related to the Tender Offer.

        On February 26, 2013, Corvex/Related jointly filed a Schedule 13D with the SEC (their "Schedule 13D"). Their Schedule 13D included a slide presentation which referenced selected public information about certain office properties owned by the Company and repeated statements that Corvex/Related believed that the Common Shares were worth $40 per share and may be worth as much as $55 per share. Their Schedule 13D also included an "open letter" to the Board dated February 26, 2013, in which Corvex/Related demanded that the Board cancel the Equity Offering and begin a dialogue with them.

        Later on that same day, Corvex/Related published a second "open letter" to the Board, dated February 26, 2013. In this letter, Corvex/Related stated that they were "prepared" to acquire all the shares of the Company at $25 per share, rather than the $40 per share or $55 per share amounts referenced in their earlier materials. Corvex/Related did not explain how they would finance this purported "offer" and stated that it was conditioned upon the Company terminating the Equity Offering and allowing Corvex/Related to conduct diligence of the Company's assets and business.

        On February 26, 2013, the Company received indications from Standard & Poor's that the rating agency intended to put the Company on "negative watch for possible downgrade" of its debt to junk status in large part because of the possibility that the Equity Offering might not occur due to the activities of Corvex/Related.

        On the evening of February 26, 2013, the Board convened a special meeting, in which a representative of the underwriters of the Equity Offering participated for a portion of the meeting, to consider the materials publicly filed by Corvex/Related, the market conditions created by the activities of Corvex/Related and the rewards and risks associated with continuing the Equity Offering and Tender Offer versus terminating the Equity Offering and beginning a negotiation with Corvex/Related. At that meeting, Company management and the representative of the underwriters presented reports to the Board as to the status of the Equity Offering and noted that the Equity Offering was proceeding as planned, except that the public filing and open letters by Corvex/Related were increasing the share trading activity and creating uncertainty in the market as to whether the Equity Offering would continue. At that meeting, the Board also discussed the risk that cancellation or delay of the Equity Offering would make it difficult or impossible for the Company to raise equity capital in the future. Company management also reported to the Board that Standard & Poor's had advised Company representatives of the rating agency's intention to put the Company on "negative watch for possible downgrade" of the Company's debt to junk status. Following extensive discussion, the Board reached a unanimous determination that it was in the best interests of the Company to continue the Equity Offering and Tender Offer.

        On the morning of February 27, 2013, the Company issued a press release announcing the Board's determination to continue the Equity Offering and to use the proceeds to repay debt. Around the same time, Corvex/Related filed an amendment to their Schedule 13D with the SEC and issued a press release with a third "open letter" dated February 27, 2013 to the Board. The letter repeated the demands that the Equity Offering be cancelled and that the Company enter into discussions with Corvex/Related. The amended Schedule 13D also disclosed that Corvex/Related had filed a complaint for injunctive and declaratory relief and rescission in a Maryland state court, against the Company, the Board of Trustees and RMR. The complaint requested that the court, among other things, enjoin the Company and the Board of Trustees from taking actions to implement the Equity Offering and rescind the Equity Offering should it be completed. For more information on this litigation, please see "Certain Litigation" later in this consent revocation statement. Later that day, the Company filed a demand for arbitration of this litigation with the AAA.

        On the afternoon of February 27, 2013, the Board again convened to consider the information in Corvex/Related's latest "open letter". The Board concluded that the only new information in this latest letter appeared to be statements about financial resources of Corvex/Related and their affiliates, without disclosing whether those resources were available or sufficient to fund a purchase of the Company. The Board concluded that there was no complete financing plan for the purported "offer" by Corvex/Related. The Board also reconsidered the issues discussed during the meeting the previous evening and the information contained in the Schedule 13D, as amended, and Corvex/Related's latest letter, and reconfirmed its prior determination that the best interests of the Company would be served by the Company continuing the Equity Offering and Tender Offer, and, at the request of the underwriters for the Equity Offering, the Board issued a public announcement disclosing that determination.

        Later that afternoon, Corvex/Related published a fourth "open letter" to the Board, dated February 27, 2013, in which they stated that they were prepared to increase their purported "offer" to

$27 per share (an amount still substantially less than their $40 to $55 valuation), subject to the Company terminating the Equity Offering and permitting Corvex/Related to conduct diligence. In this "open letter," Corvex/Related again failed to provide evidence of financing for the purported "offer." A majority of the Board convened informally and determined that there was no materially different information presented by this latest letter from those previously received; the new letter did not include a financing plan and was conditioned upon diligence.

        Also later that afternoon, the Pricing Committee of the Board formed in connection with the Equity Offering held a special meeting in which representatives of the underwriters of the Equity Offering participated. Representatives of the underwriters presented the details of the indications of interest received from investors. The Pricing Committee asked the underwriters to consider a transaction at or close to the per share closing market price of the Common Shares on the NYSE. The underwriters reported that institutional investors whose participation was necessary in order for the Equity Offering to be fully subscribed would not pay such a price. In response to questions from the Pricing Committee, representatives of the underwriters stated that there was not sufficient demand to price a transaction of 27,000,000 Common Shares at $20 per share. The Pricing Committee convened separately with counsel to discuss the report of the underwriters. After further negotiations between the Pricing Committee and the underwriters, and another separate meeting of the Pricing Committee, the Pricing Committee and underwriters agreed to terms whereby the total offering size would be for 30,000,000 Common Shares, or 34,500,000 Common Shares should the underwriters fully exercise their over-allotment option, at $19 per share (or an aggregate offering price of $570.0 million, or $655.5 million should the underwriters fully exercise their over-allotment option). Following the meeting, the Company issued a press release announcing that the Equity Offering had priced.

        On March 1, 2013, in response to questions from investors, the Board of Trustees adopted the Bylaws to clarify the Board's intent that a shareholder seeking to take action to remove one or more Trustees must comply with the same bylaw requirements as a shareholder making a nomination of an individual for election to the Board of Trustees, and to make certain procedural adjustments to the record date and solicitation period for any shareholder action by written consent in order to afford a reasonable time for the Company to consider the proposed shareholder action and prepare solicitation materials and for shareholders to receive and consider a consent solicitation statement and a consent revocation statement.

        Also on March 1, 2013, Corvex/Related filed a second complaint for injunctive and declaratory relief. This filing was made in the United States District Court for the District of Massachusetts (the "Massachusetts District Court") against the Company and the Board of Trustees and included a motion requesting that the court, among other things, enjoin the Company and the Board of Trustees from consummating the Equity Offering. Late in the afternoon on March 4, 2013, the Massachusetts District Court issued an order denying the motion. Among other reasons for denying the motion, the Court found that the plaintiffs failed to meet their burden of showing there was a likelihood that the claims asserted by them would succeed on the merits. For more information on this litigation, please see "Certain Litigation" later in this consent revocation statement.

        On March 5, 2013, the Company completed the Equity Offering in which it issued 34,500,000 Common Shares (reflecting the full exercise of the underwriters' over-allotment option pursuant to the underwriting agreement). On March 11, 2013, the Company increased the amount of notes to be purchased in the Tender Offer to $665.0 million. On March 25, 2013, the Company completed the purchase of notes with a principal amount outstanding of $670.3 million, which comprised all of the notes tendered in the Tender Offer.

        On the evening of March 12, 2013, Corvex/Related sent a letter to the Company's Independent Trustees requesting, among other things, a meeting with the Independent Trustees.

        On the morning of March 13, 2013, before the market opened and the Independent Trustees could respond to the Corvex/Related letter, Corvex/Related filed a preliminary consent solicitation statement for a consent solicitation to remove all of the Trustees, without cause. On the same day, Corvex/Related also further amended their Schedule 13D to reflect their acquisition of additional shares.

        On March 15, 2013, Corvex/Related further amended their Schedule 13D to announce their intent to file an amended complaint in the Maryland state court action to request that the court, among other things, declare certain provisions of the Bylaws regarding nomination and removal of Trustees invalid.

        On March 15, 2013, the Board of Trustees held a meeting with members of management and representatives from Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"). The Board reviewed its duties in connection with the solicitation by Corvex/Related of consents of shareholders to remove the Trustees, without cause. The Board of Trustees discussed the preliminary consent solicitation statement that had been filed by Corvex/Related and, following these discussions, the Board of Trustees unanimously determined (i) that the proposal of Corvex/Related to remove all of the Trustees was not in the best interests of the Company and (ii) to recommend that shareholders do not consent to the removal action proposed by Corvex/Related. On March 18, 2013, the Company filed a preliminary consent revocation statement in opposition to the Corvex/Related consent solicitation.

        On March 25, 2013, the Company entered into a registration agreement with Select Income REIT ("SIR") pursuant to which SIR filed a Registration Statement on Form S-11 with the SEC to permit the public resale by the Company of some or all of the 22,000,000 common shares of beneficial interest of SIR owned by the Company (the "SIR Shares"). On the evening of March 25, 2013, Corvex/Related sent a second letter to the Company's Independent Trustees criticizing, among other things, the Board's determination to consider a possible sale of the SIR Shares.

        On the afternoon of March 26, 2013, representatives of the Company's management met with representatives of Corvex/Related to better understand the actions that Corvex/Related requested the Company to take. No agreements were achieved at this meeting.

        On March 28, 2013, Corvex/Related sent a letter to the Board which, among other things, purported to offer to enter into negotiations to acquire the Company at a purchase price of $24.50 per Common Share and threatened that if the Board did not agree to sell the Company to Corvex/Related at a purchase price of $24.50 per Common Share or to a third party at a higher price, Corvex/Related would proceed with a consent solicitation to remove the Board without cause. Corvex/Related did not include a financing plan with their letter or identify the individuals that Corvex/Related intended to support for appointment to the Board if their removal action is successful. Consistent with its fiduciary duties under Maryland law, the Board carefully reviewed the purported "offer" in consultation with its legal and financial advisors.

        On March 29, 2013, the Company sent a letter to representatives of Corvex/Related stating that the Board had received the Corvex/Related March 28, 2013 letter and would discuss it at a meeting in the near term.

        On April 9, 2013, representatives of the Company's management and certain members of the Board, including an Independent Trustee, met with representatives of Corvex/Related. No agreements were achieved at this meeting.

        On April 10, 2013, Corvex/Related filed a definitive consent solicitation statement for a consent solicitation to remove all of the Trustees, without cause.

        On April 12, 2013, Corvex delivered letters of Corvex Master Fund LP, an affiliate of Corvex, Mr. David R. Johnson and Cede & Co., to the Company's Secretary requesting that the Company set a record date for a consent solicitation to remove all of the Trustees, without cause. In this letter, Corvex asserted that if the Board did not accept their request for a record date as valid, the record date for their consent solicitation to remove all of the Trustees would be April 22, 2013. Also on April 12, 2013, Corvex/Related amended their Schedule 13D and amended their consent solicitation statement to, among other things, add information regarding Mr. Johnson.

        On April 12, 2013, the Board of Trustees held a meeting with members of management and representatives from Skadden and Saul Ewing LLP, the Company's Maryland counsel, and representatives of Bank of America Merrill Lynch, the Company's financial advisors. At this meeting, the Board reviewed and considered the Corvex/Related purported "offer" to enter into negotiations to acquire the Company at a purchase price of $24.50 per Common Share. After careful consideration of all available information and advice of its financial and legal advisors, the Board unanimously concluded that (i) Corvex/Related were not prepared to make an unconditional offer for the Common Shares and had not provided evidence that they had the committed financing necessary to acquire the Company and (ii) the best interests of the Company would be best served by the Company proceeding with continued implementation of the Company's business plan. Also at this meeting, the Board adopted a resolution electing to classify the Board pursuant to Section 3-803 of the Maryland Unsolicited Takeovers Act (the "Unsolicited Takeovers Act") and approved a corresponding amendment to the Bylaws. The Board also engaged in a preliminary review of the materials delivered by Corvex on April 12, 2013, requesting that the Company set a record date for a consent solicitation to remove all of the Trustees, noted several deficiencies with those materials and authorized management to respond thereto.

        On April 18, 2013, the Company responded to the letters delivered by Corvex requesting that the Company set a record date for a consent solicitation to remove all Trustees, without cause, noting that, although the Company had not completed review of the documents delivered, the requests for a record date appeared to be invalid for at least three reasons which were explained in the letter. The Company invited Corvex, Corvex Master Fund LP and Mr. Johnson to provide more information or make other corrections to their record date requests.

        On April 18, 2013, Corvex/Related announced that they had sent a letter to Company shareholders urging them to submit consents to remove the Trustees, without cause, to Corvex/Related and made an investor presentation available on their consent solicitation website. The Company also mailed a letter on April 18, 2013 to Company shareholders urging them to take no action on the Corvex/Related consent solicitation for a number of reasons, including that no record date had been set.

        On April 22, 2013, counsel for Corvex sent a letter to counsel for the Company rejecting the Company's position that the record date requests were deficient. The letter stated Corvex's position that the record date for their consent solicitation to remove the Board, without cause, was April 22, 2013 if the Trustees failed to set a record date by then.

        On April 23, 2013, Corvex/Related announced that they had sent a second letter to the Company's shareholders urging them to submit consents to Corvex/Related and directing the Company's shareholders to a website populated with materials published by Corvex/Related. The Company believes that Corvex/Related also mailed consent materials to shareholders as of their purported April 22, 2013 record date on this date.

        On April 25, 2013, counsel for the Company sent a letter to counsel for Corvex stating that the Board has the exclusive power to set a record date and that, as counsel to Corvex conceded the record date requests did not comply with the Company's governing documents, the Company Board was suspending its consideration of such requests.

        On May 8, 2013, following a hearing held on May 3, 2013, the Maryland Court denied the Petition to Stay Arbitration that had been filed by Corvex/Related on March 13, 2013 and directed the dispute be submitted to arbitration. The Court also denied the partial motion for summary judgment made by Corvex/Related asking the Court to invalidate certain provisions of the Company's Bylaws regarding nomination and removal of Trustees as inconsistent with the Company's Declaration of Trust. For more information on this litigation, please see "Certain Litigation" later in this consent revocation statement.

        On June 17, 2013, representatives of the Company's management and certain members of the Board met with representatives of Corvex/Related to better understand the views of Corvex/Related in an effect to reach a common ground. No agreements were achieved at this meeting.

        From May 8, 2013 to June 21, 2013, Corvex/Related continued to solicit the Company's shareholders to consent to their removal proposal and in connection therewith issued numerous press releases, letters and shareholder presentations. During the same time, the Company continued to advise our shareholders that we considered the Corvex/Related consent solicitation to be invalid.

        On June 21, 2013, Corvex and Corvex Master Fund LP delivered a letter to the Company claiming to have received written consents from over 70% of the Company's shareholders as of their purported record date of April 22, 2013 to effectuate the immediate removal of the Company's entire Board of Trustees, without cause, and asserting that the Trustees had been removed from office. Also on June 21, 2013, Corvex/Related delivered a second letter to the Company's Independent Trustees repeating the assertion that the Independent Trustees are no longer trustees of the Company. On June 21, 2013, Corvex/Related also issued a press release making similar assertions and stating:

  "[Corvex/Related] will hold each former trustee personally accountable if they attempt to illegitimately usurp corporate authority they do not have. [Corvex/Related] advise third parties that do business with CommonWealth that we reserve the right to challenge any corporate action that may be taken by these former trustees on or after today as invalid."

        On June 24, 2013, the Company responded to the letters from Corvex/Related pointing out that the effectiveness of the Corvex/Related consent solicitation was the subject of proceedings before an arbitration panel and that the Board of Trustees would continue to manage the Company unless and until the arbitration panel directed otherwise. The Company also responded to inquiries from the NYSE regarding the effectiveness of the Corvex/Related consent solicitation.

        On August 7, 2013, following a hearing held on July 26, 2013, the arbitration panel granted in part and denied in part Corvex/Related's motion for partial summary judgment. The arbitration panel denied Corvex/Related motion seeking an order finding that its consent solicitation was proper and ordering the officers of the Company to convene a special meeting of shareholders to elect new trustees. The arbitration panel also set an evidentiary hearing for further consideration of all matters in the disputes between Corvex/Related and the Trustees and the Company to begin on October 7, 2013. The arbitration panel held that "some holding period and some minimum threshold ownership level singularly or in combination can be set in the bylaws as a condition to a shareholder or shareholders obtaining a record date for a consent solicitation . . . [and] that there is no evidence that the Trustees of [the Company] were not acting in good faith in adopting the 3+3 bylaws." Nonetheless, the arbitration panel found that the 3+3 bylaws made a consent solicitation unreasonably difficult to achieve and reinstated the Company's previous bylaws which required a $2,000 share ownership threshold for a period of at least one year. For more information on this litigation, please see "Certain Litigation" later in this consent revocation statement.

        On September 23, 2013, the Company issued a press release announcing the restructuring of the Company's business management agreement with RMR to further align with the returns realized by shareholders, as described above. The press release also announced certain corporate governance enhancements, including a plan to increase the number of Independent Trustees on the Board to 75% and appoint a Lead Independent Trustee, a plan to recommend at the Company's next annual meeting following the resolution of the disputes with Corvex/Related that the shareholders approve an amendment to the Declaration of Trust providing for the annual election of all Trustees, and a plan to accelerate the expiration of the Company's shareholders' rights agreement, or poison pill, following the resolution of the disputes with Corvex/Related.

        On November 18, 2013, following the conclusion of a hearing which began on October 7, 2013, the arbitration panel issued an award (the "Award") finding, among other things, that Corvex/Related's purported consent solicitation "was not properly conducted and cannot be validated." The arbitration panel also provided for a limited opportunity for Corvex/Related to conduct a new consent solicitation pursuant to a timeline established by the panel. The arbitration panel also held that if Corvex/Related were to conduct a new consent solicitation in accordance with the timeline established by the panel, our Bylaw information requirements applicable to a request for a record date for a new consent solicitation to remove trustees would be deemed satisfied by Corvex/Related by the information provided with their April 12, 2013 record date request, as supplemented by the information produced by Corvex/Related in the arbitration proceedings. The timeline established by the arbitration panel provided that Corvex/Related need to submit to the Board a request for a record date by February 16, 2014.

        On November 25, 2013, Corvex/Related provided notice to us, the Trustees and the arbitration panel of their intent to commence a new consent solicitation pursuant to the rules set forth in the Award of the arbitration panel.

        On December 3, 2013, Corvex/Related filed a new preliminary solicitation statement with the SEC.

        On December 6, 2013, the Company filed this preliminary consent revocation statement with the SEC.

        Representatives of the Company's management and certain members of the Board, including the Independent Trustees, and counsel to the Company have discussed the possibility of settlement with representatives of Corvex/Related or their counsel on numerous occasions. No settlement agreement has been achieved.

THE CONSENT PROCEDURE

  Voting Securities and Record Date

        The record date for the Corvex/Related consent solicitation is                    , 201 .

        Only shareholders of record as of the close of business on the Record Date are eligible to execute, withhold or revoke consents in connection with the removal action proposed by Corvex/Related. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to execute the WHITE Consent Revocation Card on your behalf. Broker non-votes occur in respect of shares held in street name when the broker indicates that instructions for a particular matter, such as the removal action proposed by Corvex/Related, have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary authority to vote on that particular matter. With respect to the      consent card, any broker non-vote, abstention or failure to vote will have the same effect as withholding consent from the removal action proposed by Corvex/Related. It is important to note that, because your broker may not execute a consent or revoke any consent without your specific instructions, if you have previously submitted a      consent card to your broker and fail to submit a later-dated WHITE Consent Revocation Card, no revocation will be issued, and any consent previously executed will remain effective.

  Effectiveness of Consents

        Under the Declaration of Trust, valid, unrevoked consents signed by the holders of two-thirds of our Common Shares outstanding and entitled to vote thereon as of the Record Date are required for the approval of the removal of each Trustee. In the event that sufficient consents are received to remove some, but not all, of the Trustees, then, under Maryland law, only the remaining Trustees in office will be able to fill the resulting vacancies. Under the Bylaws and the Award, valid, unrevoked consents for the removal action proposed by Corvex/Related must be received by our Secretary within thirty (30) days of the Record Date.

  Effect of WHITE Consent Revocation Card

        A shareholder may revoke any previously signed consent by signing, dating and returning to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, a WHITE Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to Corvex/Related. Shareholders are urged, however, to deliver all consent revocations to the Company c/o Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902. The Company requests that if a revocation is instead delivered to Corvex/Related, a copy of the revocation also be delivered to the Company c/o Morrow at the address set forth above, so that the Company will be aware of all revocations.

        Unless you specify otherwise, by signing and delivering the WHITE Consent Revocation Card, you will be deemed to have revoked in its entirety any prior consent to the removal action proposed by Corvex/Related.

        Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your WHITE Consent Revocation Card to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or to Corvex/Related, or by delivering to Corvex/Related a subsequently dated          consent card that Corvex/Related sent to you.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you are not entitled to vote such shares directly, but rather must give instructions to such brokerage firm, bank, nominee or other institution to grant or revoke consent for the shares held in your name. Accordingly, you should either sign, date and return the enclosed WHITE Consent Revocation Card provided by the brokerage firm, bank, nominee or other institution in the postage-paid envelope provided by such institution or contact the person responsible for your account and direct him or her to execute the enclosed WHITE Consent Revocation Card on your behalf. If the brokerage firm, bank, nominee or other institution provides for consent revocation instructions to be delivered to them by telephone or internet, instructions will be provided by such institution.

        YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO CORVEX/RELATED. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE WHITE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS CONSENT REVOCATION STATEMENT.

        IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION AND YOU WISH TO CHANGE A PRIOR INSTRUCTION YOU GAVE TO YOUR BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION TO GRANT OR REVOKE ANY CONSENT, YOU MUST FOLLOW THE BROKERAGE FIRM'S, BANK'S, NOMINEE'S OR OTHER INSTITUTION'S INSTRUCTIONS FOR CHANGING YOUR PRIOR INSTRUCTIONS TO GRANT OR REVOKE SUCH CONSENT.

        IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO THE CORVEX/RELATED REMOVAL PROPOSAL, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE

BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO THE PROPOSAL.

        The Company has retained Morrow to assist in communicating with shareholders in connection with the Corvex/Related consent solicitation and to assist in our efforts to obtain consent revocations. If you have any questions regarding this consent revocation statement or about submitting your WHITE Consent Revocation Card, or otherwise require assistance, please call Morrow. Shareholders may call Morrow, toll-free, at (800) 276-3011 (banks and brokers may call Morrow, collect, at (203) 658-9400).

        You should carefully review this consent revocation statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any      consent cards. Instead, you can reject the solicitation efforts of Corvex/Related and/or revoke your consent by promptly completing, signing, dating and returning the enclosed WHITE Consent Revocation Card in the postage-paid envelope provided. Please be aware that even if you sign a       card but do not check the box on the card, you will be deemed to have consented to the removal action proposed by Corvex/Related.

  Results of Consent Solicitation

        The Company's President or the Board may appoint an independent inspector of elections in connection with the Corvex/Related consent solicitation. Pursuant to the Award issued by the arbitration panel, the inspector of elections has five (5) business days to review and certify the written consents received by our Secretary within thirty (30) days of the Record Date, and the Company is not required to take any other action during this five (5) business day review period in connection with the written consents. The Company intends to notify shareholders of the results of the consent solicitation by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K. Pursuant to the Award issued by the arbitration panel, if the consent solicitation is successful in removing our entire Board of Trustees, our officers will promptly call a special meeting of shareholders for the purpose of electing new Trustees.

SOLICITATION OF CONSENT REVOCATIONS

  Cost and Method

        The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to this consent revocation solicitation by the Company (other than for services provided by our manager), but excluding costs (if any) of litigation related to the solicitation, will be approximately $      , of which approximately $        has been incurred as of the date hereof. In addition to solicitation by mail, Trustees and officers of the Company, and RMR and its directors, officers and employees, may, without additional compensation, solicit revocations by mail, e-mail, Internet, facsimile or other form of electronic communication, in person or by telephone. The Company will also include copies of all written solicitation material provided to shareholders on the Company's website at www.cwhreit.com.

        The Company has retained Morrow as proxy solicitors, at an estimated fee of $      , plus reasonable out-of-pocket expenses incurred on the Company's behalf, to assist in the solicitation of consent revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out of pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's Common Shares.

        Morrow has advised the Company that approximately      of its employees will be involved in the solicitation of consent revocations by Morrow on behalf of the Company. In addition, Morrow and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

  Participants in the Solicitation

        Under applicable regulations of the SEC, each of the Trustees, certain of our executive officers and RMR and certain of its directors, officers and employees may be deemed to be "participants" in this consent revocation solicitation. Please refer to Annexes I, II and III hereto for information about the Trustees and certain of our executive officers and RMR and certain of its directors, officers and employees who may be deemed to be participants in the solicitation. Except as described in this consent revocation statement (including Annexes I, II and III hereto) there are no agreements or understandings between the Company and any such participants relating to employment with the Company or any future transactions.

        Other than the persons described above, no general class of RMR's employees will be employed to solicit shareholders in connection with this consent revocation solicitation. However, in the course of their regular duties, RMR's employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

APPRAISAL RIGHTS

        Our shareholders are not entitled to appraisal rights under Maryland law in connection with the removal action proposed by Corvex/Related or this consent revocation statement.

CERTAIN LITIGATION

  Young v. CommonWealth REIT

        On December 27, 2012, David Young filed a putative federal securities class action in the Massachusetts District Court titled Young v. CommonWealth REIT, Case No. 1:12-cv-12405-DJC (the "Young Action"). The Young Action is brought on behalf of purchasers of our Common Shares between January 10, 2012 and August 8, 2012, and alleges securities fraud claims against the Company and certain of our officers under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder. The complaint alleges generally that the Company violated the federal securities laws by making false and misleading representations about our business, operations and management. The plaintiff seeks compensatory damages plus counsel fees and expenses. On January 22, 2013, the Company moved to dismiss the Young Action on the grounds that the claims asserted (1) are subject to binding arbitration under our Bylaws, and (2) fail to state a claim for relief under Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5. We have also filed a demand for arbitration with the American Arbitration Association ("AAA"). On February 25, 2013, Mr. Young filed a motion to appoint him as lead plaintiff and his counsel as lead counsel, which the Massachusetts District Court granted on May 20, 2013, all in accordance with customary procedures for purported class action litigation. On July 22, 2013, Mr. Young filed an amended complaint, and on September 20, 2013, we filed an opening brief in support of our motion to dismiss. Mr. Young filed his answering brief on November 4, 2013, and we filed our reply brief in further support of our motion to dismiss on December 3, 2013. We believe that the Young Action is without merit, and intend to defend against all claims asserted.

  Corvex Management LP v. CommonWealth REIT

        On February 27, 2013, Corvex/Related filed a complaint in the Circuit Court for Baltimore City, State of Maryland (the "Maryland Court") titled Corvex Management LP v. CommonWealth REIT, Case No. 24-C-13-001111, against the Company, the Board of Trustees and RMR (the "Corvex/Related Maryland Action"). The complaint generally alleged breaches of fiduciary duty, conflicts of interest, corporate waste and breach of contract. Corvex/Related sought declaratory and injunctive relief, rescission and damages, including counsel fees and expenses.

        On the same day, we filed a demand for arbitration with the AAA on behalf of the Company and the individual defendants, with the exception of RMR, pursuant to our position that the claims in the Corvex/Related Maryland Action are subject to arbitration. On March 5, 2013, we amended our demand for arbitration to add Related Fund Management LLC as a respondent. On March 12, 2013, RMR separately filed a demand for arbitration with the AAA, pursuant to RMR's position that the claims in the Corvex/Related Maryland Action are subject to arbitration.

        On March 13, 2013, Corvex/Related filed a Petition to Stay Arbitration in the Corvex/Related Maryland Action. On March 15, 2013, Corvex/Related filed an amended complaint and a partial motion for summary judgment asking the Maryland Court to invalidate certain provisions of our Bylaws regarding nomination and removal of Trustees as inconsistent with our Declaration of Trust. On April 1, 2013, Corvex/Related voluntarily dismissed their claims against RMR in the Corvex/Related Maryland Action without prejudice. On May 8, 2013, the Maryland Court denied the Corvex/Related Petition to Stay Arbitration and ordered the parties to arbitrate the claims in this dispute. In the same opinion, the Maryland Court denied the partial motion for summary judgment as moot. On June 6, 2013, Corvex/Related filed a notice of their intent to appeal the Maryland Court's May 8 rulings, and, on June 21, 2013, Corvex/Related voluntarily dismissed their appeal. The parties agreed to consolidate this arbitration with RMR's pending arbitration arising from this action, as well as the pending arbitration in the Corvex/Related Massachusetts Action (together, the "Corvex/Related Arbitration").

        In the Corvex/Related Arbitration, on May 30, 2013, Corvex/Related filed their statement of counterclaims (the "Counterclaims") which generally alleged that certain of our Bylaws were invalid, and also alleged breaches of fiduciary duty, entrenchment, conflicts of interest and corporate waste. The Counterclaims sought declaratory and injunctive relief, including a declaration that our entire Board may be removed without cause, and damages, including counsel fees and expenses. On June 10, 2013, Corvex/Related filed a motion for partial summary judgment, challenging the validity of certain provisions of our Bylaws and further challenging the effect of the Board's decision to opt into certain provisions of the Unsolicited Takeovers Act on the ability of our shareholders to remove all of the Trustees without cause and in one removal action.

        On June 17, 2013, we and the Board of Trustees each filed an amended statement of claims and answer to Corvex/Related's Counterclaims, seeking a declaration that the record date Bylaws were valid and that Corvex/Related's purported consent solicitation was false and misleading for, among other reasons, their failure to disclose the true purpose of the consent solicitation, as well as material arrangements, agreements and understandings, as required by applicable law. On July 11, 2013, Corvex/Related filed a supporting motion for an order directing our officers to call a special meeting of shareholders to elect successor trustees, and a hearing on both motions was held on July 26, 2013. By order dated August 7, 2013, the three-person arbitration panel (the "Panel") denied summary judgment on Corvex/Related's claims that their consent solicitation was proper. The Panel also invalidated our bylaw providing that one or more shareholders requesting a record date for a consent solicitation to remove trustees must have held at least three percent (3%) of our Common Shares for at least three years, but found that the previous Company bylaw requiring that a shareholder requesting a record date for a consent solicitation meet a $2,000 share ownership threshold for a period of at least one year remained in effect. The Panel further found that Corvex/Related's motion for an order directing our officers to convene a special meeting was premature.

        On September 19, 2013, the Panel dismissed with prejudice as to Corvex/Related Count VIII of Corvex/Related's Counterclaims, which alleged derivative claims for breach of fiduciary duty and sought, among other things, money damages. On October 6, 2013, RMR and Corvex/Related entered into a stipulation dismissing with prejudice all claims previously asserted by Corvex/Related against RMR, and on October 7, 2013, the Panel issued an order granting the parties' stipulation and proposed order. An evidentiary hearing on all remaining matters in dispute was held from October 7, 2013 through October 17, 2013, and the parties submitted post-hearing briefs on October 30, 2013.

        On November 18, 2013 the Panel issued the Award on the parties' remaining claims, finding, among other things, that Corvex/Related's purported consent solicitation to remove the Board of Trustees, without cause, was not properly conducted and could not be validated. The Panel provided for a limited opportunity for Corvex/Related to conduct a new consent solicitation pursuant to a timeline established by the Panel as follows: (1) Corvex/Related must give notice to the Panel on or before November 28, 2013 that they wish to move forward with a new solicitation; (2) Corvex/Related must submit a record date request to the Board on or before February 16, 2014; (3) a record date would be established within ten (10) business days after the request; and (4) the new consent solicitation must be concluded within thirty (30) days of the record date. The Panel also ruled that, in the event Corvex/Related were to pursue a new consent solicitation, and succeed in removing all of the Trustees, our officers must promptly call a special meeting for the election of successor Trustees and that only shareholders who have held 1%, or $2,000 in market value, of our shares continuously for one year may submit nominations for successor Trustees to be elected at that special meeting. The Panel's Award held that our election to opt into Section 3-803 of the Unsolicited Takeovers Act does not prevent removal of the Trustees without cause. The Panel upheld the provision in our Bylaws requiring that only a shareholder who has held 1%, or $2,000 in market value, of our Common Shares continuously for one year may request a record date to act by written consent, but ruled that such shareholder need not hold certificates for all shares of beneficial interest owned by such shareholder. The Panel further ruled that our Bylaws establishing a thirty (30) day period for the Board to respond to a valid record date request, a sixty (60) day period for the Board to set a record date after receipt of a valid request and a ninety (90) day period to review and certify the results of a consent solicitation were invalid. Finally, the Panel rejected certain claims for indemnification asserted both by us and Corvex/Related in connection with the litigation and arbitration proceedings, and ruled that Section 7.12 of our Declaration of Trust and Section 15.2 of our Bylaws are invalid because they contravene Section 8.3 of our Declaration of Trust.

  Delaware County Employees Retirement Fund v. Portnoy

        On February 28, 2013, Delaware County Employees Retirement Fund ("Del-Co"), a purported shareholder of the Company, filed a complaint in the Massachusetts District Court titled Delaware County Employees Retirement Fund v. Portnoy, Case No. 1:13-cv-10405-DJC (the "Del-Co Massachusetts Action"). The Del-Co Massachusetts Action purports to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against RMR and certain current and former officers and/or members of the Board. The complaint in the Del-Co Massachusetts Action asserts claims against the defendants for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, gross mismanagement, waste of corporate assets and abuse of control. Plaintiff Del-Co seeks declaratory and injunctive relief, as well as compensatory and rescissory damages, including counsel fees and expenses.

        On March 1, 2013, Del-Co filed a motion requesting that the Massachusetts District Court, among other things, issue a temporary restraining order ("TRO") enjoining the Company and the Board of Trustees from consummating our then pending Equity Offering and debt tender offer. On March 4, 2013, a hearing was held before the court on TRO motions filed in the Del-Co Massachusetts Action and in a related action by Corvex/Related, which is discussed below. Late in the afternoon on March 4, 2013, the Massachusetts District Court issued an order denying both motions for a TRO. Among other reasons for denying both motions, the Massachusetts District Court found that Del-Co and Corvex/Related failed to meet their burden of showing there was a likelihood that the claims asserted by them regarding the Equity Offering and, with respect to the Del-Co Massachusetts Action, the debt tender offer, would succeed on the merits. The Equity Offering closed the following morning, March 5, 2013.

        On March 4, 2013, we filed a demand for arbitration with the AAA for the Del-Co Massachusetts Action on behalf of the Company and the individual defendants, with the exception of RMR, pursuant to our position that the claims in this action are subject to arbitration. On April 8, 2013, RMR was added as a co-claimant in the Del-Co arbitration. On March 19, 2013, the Massachusetts District Court granted the parties' joint motion in support of a proposed stipulated order (the "Stipulated Order") which provides for the stay of any arbitration proceedings arising from the filing of the Del-Co Massachusetts Action and the prompt resolution of issues relating to the validity and enforceability of any arbitration clause. Pursuant to the Stipulated Order, the parties have completed briefing on Del-Co's petition to stay arbitration and have subsequently submitted additional supplemental authority to the court. On November 20, 2013, the Massachusetts District Court held a hearing on Del-Co's petition to stay arbitration. We believe that the Del-Co Massachusetts Action is without merit, and intend to defend against all claims asserted.

  Corvex Management LP v. CommonWealth REIT

        On March 1, 2013, Corvex/Related filed a complaint in the Massachusetts District Court, titled Corvex Management LP v. CommonWealth REIT, Case No. 1:13-cv-10475-DJC, against the Company and the Board of Trustees (the "Corvex/Related Massachusetts Action"). The Corvex/Related Massachusetts Action alleged securities fraud claims under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. Corvex/Related sought injunctive and declaratory relief in this action, including a declaration that our arbitration bylaw is unenforceable. Also on March 1, 2013, in connection with the Corvex/Related Massachusetts Action, Corvex/Related filed a motion requesting that the court, among other things, issue a TRO enjoining the Company and the Board from consummating the March 2013 Equity Offering. As mentioned above, the court denied that motion on March 4, 2013.

        On March 4, 2013, we filed a demand for arbitration with the AAA on behalf of the Company and the individual defendants pursuant to our position that the claims in the Corvex/Related Massachusetts Action are subject to arbitration. Pursuant to the parties' agreement to consolidate this arbitration with the concurrently pending arbitration of Corvex/Related's Maryland state law claims, Corvex/Related voluntarily dismissed this action on June 5, 2013. On June 17, 2013, we and the Board of Trustees each filed a separate request with the Panel seeking an entry of award in our and their favor, and against Corvex/Related, for all claims previously asserted by Corvex/Related in this action. As explained above, on November 18, 2013, the Panel issued its Award ruling on the parties' remaining claims.

  William Gore v. Portnoy

        On February 4, 2013, William Gore, a purported shareholder of the Company, filed a complaint in the Circuit Court for Montgomery County, State of Maryland, titled William Gore v. Portnoy, Civil No. 373086-V (the "Gore Maryland Action"). The Company was served in the Gore Maryland Action on March 1, 2013. The Gore Maryland Action purports to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against our current and former trustees, certain of our officers and the Company, as nominal defendant. The complaint alleges claims of breach of fiduciary duty, waste of corporate assets and unjust enrichment. The complaint seeks injunctive and declaratory relief, restitution and damages, including counsel fees and expenses. On March 7, 2013, we filed a demand for arbitration with the AAA for the Gore Maryland Action, pursuant to our position that the claims in this action are subject to arbitration. On March 21, 2013, the parties each selected an arbitrator in this matter. On March 27, 2013, the parties to the Gore Maryland Action agreed to stay all further proceedings pending a decision by the court on the arbitrability of Mr. Gore's claims. On May 20, 2013, the Board of Trustees filed a petition for order to arbitrate and for a stay of proceedings pursuant to the Maryland Uniform Arbitration Act. On June 21, 2013, Mr. Gore filed his response to the Trustees' petition for order to arbitrate, as well as a separate petition to stay arbitration. On July 8, 2013, we and the Trustees filed separate memoranda in opposition to Mr. Gore's petition to stay arbitration and in further support of our and their respective petitions for an order to arbitrate, and

Mr. Gore filed his reply on August 2, 2013. On August 29, 2013, the parties jointly filed a stipulation and proposed case management order staying the litigation, which the court denied on September 13, 2013. On September 26, 2013, the parties jointly filed a second stipulation and proposed case management order staying the litigation until the later of the Panel's ruling in the Corvex/Related Arbitration, or December 2, 2013, which the court granted on September 30, 2013. On December 2, 2013, the parties filed a joint status report requesting that the court continue to stay proceedings in both the Gore Maryland Action and the related arbitration for an additional ninety (90) days, until March 4, 2014, which the court granted on December 4, 2013. We believe that the Gore Maryland Action is without merit, and intend to defend against all claims asserted.

  Katz v. CommonWealth REIT

        On March 7, 2013, Jason Matthew Katz, a purported shareholder of the Company, filed a complaint in the Maryland Court, titled Katz v. CommonWealth REIT, Civil No. 13001299 (the "Katz Maryland Action"). The Katz Maryland Action purports to bring claims individually and on behalf of all others similarly situated against the Company and our current and former trustees. The complaint alleges claims of breach of fiduciary duty. The complaint seeks injunctive and declaratory relief, rescission of the March 2013 equity offering, restitution and damages, including counsel fees, expenses and, if applicable, pre-judgment and post-judgment interest. On April 1, 2013, we filed a demand for arbitration with the AAA for the Katz Maryland Action, pursuant to our position that the claims in this action are subject to arbitration. On April 15, 2013, the Maryland Court issued a scheduling order governing briefing on the arbitrability issue. Pursuant to the scheduling order, the plaintiff filed his opening brief in support of his petition to stay arbitration on April 19, 2013. On May 23, 2013, the parties filed a joint stipulation to stay the litigation indefinitely while Mr. Katz's counsel considered the impact, if any, of the Maryland Court's May 8, 2013 ruling in the Corvex/Related Maryland Action on Mr. Katz's claims. On August 2, 2013, the parties entered into a stipulation to move forward with briefing on arbitrability, which they completed on September 16, 2013. On October 18, 2013, the parties filed a joint motion to stay this action pending a final ruling in the Corvex/Related Arbitration, which the Maryland Court granted on October 22, 2013. On December 2, 2013, the parties submitted a joint status report to the court requesting that the court lift the stay for the sole purpose of deciding the arbitrability of Mr. Katz's clams. We believe that the Katz Maryland Action is without merit, and intend to defend against all claims asserted.

  Central Laborers Pension Fund v. Portnoy

        On April 5, 2013, the Central Laborers' Pension Fund ("Central Laborers"), a purported shareholder of the Company, filed a complaint in the Maryland Court, titled Central Laborers Pension Fund v. Portnoy, Civil No. 24C13001966 (the "Central Laborers Action"). The Central Laborers Action purports to bring claims individually, on behalf of all others similarly situated, and on behalf of the Company against the Company and the Board of Trustees. The complaint alleges, among other things, claims for breaches of fiduciary duties, unjust enrichment and waste of corporate assets. The complaint seeks declaratory and injunctive relief, restitution and damages, including counsel fees and expenses. On April 17, 2013, Central Laborers filed an amended complaint, adding plaintiff William McGinley, a purported shareholder of the Company, and requesting a declaration that the Company's shareholders may remove trustees, without cause. Pursuant to our position that the claims in this action are subject to arbitration, we filed a demand for arbitration with the AAA on April 25, 2013. We and the Trustees filed motions for an order to arbitrate and for a stay of proceedings pursuant to the Maryland Uniform Arbitration Act on May 8, 2013 and May 16, 2013, respectively. On May 22, 2013, the court issued an order staying all proceedings in the litigation pending the court's ruling on the pending petitions for an order to arbitrate. On May 28, 2013, Central Laborers filed a motion for a temporary restraining order staying the arbitration, which the court granted on June 4, 2013. On May 31, 2013, Central Laborers and Mr. McGinley filed a second amended complaint, adding plaintiff Howard Ginsberg, a purported shareholder of the Company. Pursuant to the court's scheduling order, the parties completed briefing on June 17, 2013. On July 12, 2013, the parties filed a joint motion to postpone the hearing date, which the court granted on July 15, 2013. On September 24, 2013, the parties filed a second joint motion to postpone the hearing date pending the Panel's final ruling in the Corvex/Related Arbitration, which the Maryland Court granted the same day. On November 20, 2013, Central Laborers filed with the court a copy of the Corvex/Related Arbitration Panel's Award. On December 2, 2013, the parties submitted a joint status report to the court requesting that the court schedule a hearing on the pending petitions for order to arbitrate. We believe that the Central Laborers Action is without merit, and intend to defend against all claims asserted.

  Chashin v. REIT Management & Research LLC

        On October 3, 2013, A. Bruce Chashin, a purported shareholder of the Company, filed a complaint in the Massachusetts District Court, titled Chashin v. REIT Management & Research LLC, Civ. No. 1:13-cv-12472-DJC (the "Chashin Action"). The Chashin Action purports to bring claims derivatively on behalf of the Company against the Company, current and former members of the Board, certain of our officers and our manager, RMR. Among other things, the complaint challenges the arbitration clauses contained in our Bylaws and our management agreements with RMR. The complaint also asserts, among other things, claims for breach of fiduciary duty, waste of corporate assets and abuse of a position of control. The complaint seeks declaratory and injunctive relief, restitution and damages, including the imposition of a constructive trust and fees and expenses. On November 4, 2013, the defendants filed a demand for arbitration with the AAA. Pursuant to an agreement of the parties, the defendants are currently scheduled to file their respective responsive pleadings on January 21, 2014, and the arbitration has been stayed until January 6, 2014. We believe that the Chashin Action is without merit, and intend to defend against all claims asserted.

CERTAIN AGREEMENTS

  Debt Agreements

        The removal of a majority of the current Trustees of the Board will constitute a "change of control" and "event of default" under the Company's revolving credit facility agreement and term loan agreement and may constitute a "change of control" and "event of default" under certain mortgage loan agreements with respect to our properties. The termination of our business and property management agreements with RMR would also constitute a default under our revolving credit facility and our term loan agreements unless approved by a majority of our lenders. If we default under our revolving credit facility or term loan agreements, the administrative agent or the lenders with a majority in amount under each such agreement may demand the immediate payment and lenders under a revolving credit facility may elect not to make further borrowings available. On June 19, 2013, Corvex/Related filed with the SEC a public statement indicating that in the event the Board of Trustees is removed as a result of the Corvex/Related consent solicitation, they will offer to buy 51% of the debt outstanding under our revolving credit facility and term loan agreements at par value to prevent the acceleration of such loans. However, waivers of defaults under our revolving credit facility and term loan agreements require the approval of two thirds of our lenders by amount. We provide no assurance that, in such event, Corvex/Related will be successful in buying any of our outstanding debts or credit commitments or in preventing the demand for the immediate payment of these loans. The lenders under these agreements may not be willing to waive any event of default particularly if the Company has no Trustees or officers and without the opportunity to evaluate a proposed business plan. Additionally, during the continuance of any event of default under our revolving credit facility or term loan agreements, we will be limited, or in some cases prohibited from making dividends and distributions on our shares. As of September 30, 2013, we had $735.0 million outstanding under our revolving credit facility and term loan agreements and approximately $531.5 million in secured mortgage debt that would potentially be effected by a "change of control." Any default under our revolving credit facility or term loan agreements or secured mortgage debt would likely have serious and adverse consequences to us, including triggering cross-default provisions in terms of our approximately $1.4 billion of senior notes outstanding.

  RMR Management Agreements

        The removal of a majority of the current Trustees of the existing Board will also constitute a "change of control" under our property management agreement with RMR, triggering a termination right. In addition, either we or RMR may terminate our business management agreement with RMR upon 60 days' prior written notice for any reason. You should expect that the removal action proposed by Corvex/Related, if successful, will result in a termination of our business and property management agreements with RMR.

  Series D Preferred Shares

        The removal of a majority of the Trustees of the existing Board will constitute a "fundamental change" under the terms of the Series D Preferred Shares, triggering the right of holders of such shares to convert their Series D Preferred Shares into our Common Shares at a ratio based on the liquidation preference of the Series D Preferred Shares (plus accrued and unpaid distributions), divided by 98% of the average closing market price for five consecutive trading days ending three trading days prior to the date such conversion right is triggered, unless we exercise our right to repurchase such shares for cash at a purchase price equal to 100% of their liquidation preference plus accrued and unpaid distributions. This conversion ratio is more favorable for the holders of Series D Preferred Shares than the current prevailing conversion rate. As of September 30, 2013, we had 15,180,000 Series D Preferred Shares issued and outstanding, with a total redemption cost of approximately $380 million in aggregate, based on a liquidation preference of $25 per share plus accrued and unpaid distributions.

  AIC Shareholders Agreement

        The removal of a majority of the Trustees of the existing Board as a result of the Corvex/Related consent solicitation or the termination of our management agreements with RMR would each constitute a "change of control" under our shareholders agreement with Affiliates Insurance Company, an Indiana insurance company ("AIC"). We have invested approximately $5.2 million in AIC and have purchased substantially all our property insurance in a program designed and reinsured in part by AIC. Upon a "change of control", AIC has a right to repurchase our interest in AIC. In addition, a loss of our relationship with AIC would require the Company to obtain replacement insurance for our properties at costs that may not be as favorable as those we obtain because of our investment in AIC.

CERTAIN ADDITIONAL INFORMATION

        Certain additional information, including with respect to the Trustees and the Company's executive officers, executive compensation, corporate governance, Board composition and Trustee independence, shareholder recommendations, nominations and proposals, including in connection with a possible special meeting, related person transactions and the Company's review of such transactions, and beneficial ownership of our Common Shares, is attached to this consent revocation statement as Annex III hereto and is incorporated herein by reference.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        Some banks, brokers and other record holders of our Common Shares may participate in the practice of "householding" proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. Householding is in effect for the Corvex/Related solicitation statement and this consent revocation statement and will remain in effect for the 2014 annual meeting and all future annual meetings. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8222. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        The only matters for which the participants intend to solicit revocations of consents are those relating to the removal action proposed by Corvex/Related. However, if consents are solicited by Corvex/Related or any other person on any other matter, the participants may determine that it is in the best interests of the Company to solicit revocations of consents with respect to such additional matters.

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

        The Board of Trustees urges you NOT to return any      consent card solicited from you by Corvex/Related. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed WHITE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the       consent card.

        For additional information or assistance, please call our soliciting agent, Morrow, toll-free at (800) 276-3011 (banks and brokers call collect at (203) 658-9400). The address of Morrow, is Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902.

        Shareholders may also obtain, free of charge, copies of the consent revocation statement, and any other documents filed by the Company with the SEC in connection with the consent revocation solicitation at the SEC's website at http://www.sec.gov and at the Company's website at http://www.cwhreit.com.

        We appreciate your support and encouragement.

WE URGE SHAREHOLDERS TO REJECT THE CORVEX/RELATED CONSENT SOLICITATION
AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD MAY CONTINUE TO ACT IN YOUR AND THE COMPANY'S BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

ANNEX I
CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS
CONSENT REVOCATION SOLICITATION

        Under applicable SEC regulations, the Trustees and the Company's executive officers and RMR and certain of its directors, officers and employees may be deemed "participants" in the solicitation of revocations of consents in connection with the Corvex/Related consent solicitation. The following sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the Trustees and each other participant who may solicit revocations of consents from shareholders of the Company. Unless otherwise stated herein, information in this Annex I is as of November 25, 2013.

  Trustees and Executive Officers

        The principal occupations and business addresses of the Trustees and each of the Company's executive officers who are deemed participants in the solicitation are set forth under the heading "Current Trustees and Executive Officers of the Company" in Annex III to this consent revocation statement.

  Other Participants

        The principal occupations of each of the executive officers and employees of RMR who may be deemed participants in this solicitation are set forth below, and the principal business address of RMR and each such person listed below is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Participant	Principal Occupation
Jennifer Clark	Executive Vice President and General Counsel of RMR
David J. Hegarty	Executive Vice President, Secretary and Director of RMR
David M. Blackman	Executive Vice President of RMR
Mark L. Kleifges	Executive Vice President of RMR
Thomas M. O'Brien	Executive Vice President of RMR
Richard Doyle	Senior Vice President of RMR
John G. Murray	Executive Vice President of RMR
Timothy A. Bonang	Vice President of RMR, Investor Relations

  Information Regarding Ownership of the Company's Securities by Participants

        The number of Common Shares held by the Trustees and the Company's executive officers who may be participants is set forth under "Security Ownership of Certain Beneficial Owners and Management" in Annex III to this consent revocation statement. The following table sets forth the

Annex I-1

beneficial ownership of our Common Shares as of November 25, 2013 of the other participants in this solicitation:

Participant	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Reit Management & Research LLC(1)	0	*
Jennifer Clark	41,106	*
David J. Hegarty(1)(2)	13,075	*
David M. Blackman	12,250	*
Mark L. Kleifges	15,775	*
Thomas M. O'Brien	29,375	*
Richard Doyle	5,250	*
John G. Murray	5,688	*
Timothy A. Bonang	2,195	*

*
Less than 1%

(1)
SNH beneficially owns 250,000 of our Common Shares. RMR is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of RMR Trust, the sole member of RMR. RMR and Mr. Hegarty, in his position as President and Chief Operating Officer of SNH may be deemed to have beneficial ownership of the Common Shares owned by SNH; however, each disclaims beneficial ownership of these Common Shares. None of the 250,000 Common Shares beneficially owned by SNH are included in the Common Shares listed as beneficially owned by RMR or Mr. Hegarty in the above table.

(2)
Includes 575 Common Shares jointly owned by Mr. Hegarty and his wife.

  Information Regarding Ownership of Securities of the Company's Subsidiaries by Participants

        The following table sets forth information regarding the beneficial ownership of the common shares of SIR, our former consolidated subsidiary, of which we continue to own 44.2% of its outstanding common shares, (excluding any fractional shares that may be beneficially owned by such

Annex I-2

persons) by each of the Trustees and executive officers and other participants in the solicitation. Unless otherwise indicated, the information set forth below is as of November 25, 2013.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Reit Management & Research LLC	0	*
William A. Lamkin	4,000	*
Adam D. Portnoy	4,000	*
Joseph L. Morea	0	*
Barry M. Portnoy	4,173	*
Frederick N. Zeytoonjian	0	*
John C. Popeo	8,000	*
David M. Lepore	1,050	*
Jennifer Clark	4,750	*
David J. Hegarty	1,050	*
David M. Blackman	8,000	*
Mark L. Kleifges	4,750	*
Thomas M. O'Brien	1,050	*
Richard Doyle	1,050	*
John G. Murray	1,050	*
Timothy A. Bonang	650	*

*
Less than 1% of SIR's common shares.

(1)
The address of each identified person or entity is as set forth in the "Trustees" and "Other Participants" sections above.

  Other Information Regarding Participants

        Except as described in this consent revocation statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of our subsidiaries; (ii) owns any securities of the Company of record but not beneficially; (iii) has purchased or sold any of such securities within the past two years; or (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this consent revocation statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the participants' associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this consent revocation statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this consent revocation statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this consent revocation statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the Company, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Annex I-3

        Other than as set forth in this consent revocation statement (including Annexes I, II and III hereto) to the best of the Company's knowledge, none of the Company, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which the Company or any of our affiliates will or may be a party.

        Other than as set forth in this consent revocation statement (including Annexes I, II and III hereto), there are no material legal proceedings in which any of the Trustees or executive officers of the Company is a party adverse to the Company or any of our subsidiaries, or proceedings in which such Trustees or executive officers have a material interest adverse to the Company or any of our subsidiaries. None of the Company or any of the other participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Subject to certain limitations, the Company's Declaration of Trust and separate indemnification agreements that we have entered into require that we indemnify and advance expenses to the Trustees and officers, in each case, which the Trustees have determined are applicable to the ongoing litigation described in the consent revocation statement.

        WE URGE SHAREHOLDERS TO REJECT THE CORVEX/RELATED CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

        DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD MAY CONTINUE TO ACT IN YOUR AND THE COMPANY'S BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

Annex I-4

ANNEX II
RECENT TRANSACTION HISTORY OF PARTICIPANTS IN THIS
CONSENT REVOCATION SOLICITATION

        This Annex II sets forth a list of all purchases and sales of our securities made during the last two years by the Company or other persons who may be deemed participants in our solicitation of revocations of consent. These transactions do not include the surrender of Common Shares for the payment of taxes, gifts or transfers to related entities that do not constitute a disposition of beneficial ownership. Unless otherwise stated herein, information in this Annex II is as of November 25, 2013.

        In July 2012, the Company issued $175.0 million of 5.75% unsecured Senior Notes due 2042 in a public offering, raising net proceeds of approximately $169.0 million after expenses. The Company used the net proceeds from these notes to redeem in August 2012 all 6,000,000 shares of our 7 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest at par plus accrued and unpaid distributions (approximately $150.0 million), and used the excess proceeds to partially fund certain acquisitions.

        On March 5, 2013, the Company completed an underwritten public offering of 34,500,000 Common Shares. This offering raised net proceeds of approximately $626.9 million. Net proceeds from this offering were used to fund the purchase of the Company's outstanding notes pursuant to the debt tender offer referred to below.

        On March 25, 2013, the Company completed the purchase of approximately $670.3 million aggregate principal amount of our outstanding 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016 in total validly tendered pursuant to our previously announced debt tender offer.

        On October 18, 2013, the Company redeemed all of our outstanding 5.75% Senior Notes due 2014 at a redemption price equal to the principal amount of approximately $99.0 million, plus accrued and unpaid interest to the date of redemption.

Annex II-1

Acquisitions and Dispositions of the Company's Common Shares

Participant	Purchase	Date
Adam D. Portnoy	2,000	May 8, 2012
	7,500	September 14, 2012
	2,000	May 14, 2013
	7,500	September 13, 2013
Barry M. Portnoy	6,313	November 28, 2011
	5,027	February 24, 2012
	2,000	May 8, 2012
	5,946	May 30, 2012
	7,347	August 29, 2012
	3,977	November 27, 2012
	3,320	February 26, 2013
	2,000	May 14, 2013
	2,837	May 28, 2013
	2,406	August 28, 2013
	2,551	November 27, 2013
William A. Lamkin	2,000	May 8, 2012
	2,000	May 14, 2013
Joseph L. Morea	2,000	July 18, 2012
	2,000	May 14, 2013
Frederick N. Zeytoonjian	2,000	May 8, 2012
	2,000	May 14, 2013
John C. Popeo	7,500	September 14, 2012
	7,500	September 13, 2013
David M. Lepore	3,750	September 14, 2012
	4,500	September 13, 2013
Jennifer Clark	7,500	September 14, 2012
	7,500	September 13, 2013
David J. Hegarty	1,000	September 14, 2012
	1,000	September 13, 2013
David M. Blackman	3,750	September 14, 2012
	4,500	September 13, 2013
Mark. L. Kleifges	3,750	September 14, 2012
	4,500	September 13, 2013
Thomas M. O'Brien	3,750	September 14, 2012
	3,750	September 13, 2013
Richard Doyle	1,000	September 14, 2012
	1,000	September 13, 2013
John G. Murray	1,000	September 14, 2012
	1,000	September 13, 2013
Timothy A. Bonang	700	September 14, 2012
	700	September 13, 2013

        WE URGE SHAREHOLDERS TO REJECT THE CORVEX/RELATED CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

        DO NOT DELAY. IN ORDER TO HELP ENSURE THAT THE CURRENT BOARD MAY CONTINUE TO ACT IN YOUR AND THE COMPANY'S BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

Annex II-2

ANNEX III
CERTAIN ADDITIONAL INFORMATION

CURRENT TRUSTEES AND EXECUTIVE OFFICERS OF THE COMPANY

        The following are the ages and recent principal occupations, as of November 25, 2013, of the Trustees and executive officers. Unless otherwise specified, the business address of the Trustees and executive officers is c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustees

Name	Age	Principal Occupation
WILLIAM A. LAMKIN	54	Mr. Lamkin has been one of the Independent Trustees since 2006. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since 2003. Previously, he was employed as a financial consultant and as an investment banker, including as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney. Mr. Lamkin has served as an Independent Trustee of Hospitality Properties Trust ("HPT") and SIR since 2007 and 2012, respectively.

The Board concluded that Mr. Lamkin is qualified to serve as one of the Independent Trustees based upon, among other things, his experience in and knowledge of the commercial real estate and investment banking industries, his work on and with public company boards and board committees, his demonstrated management ability, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, legal and finance matters, his institutional knowledge earned through service on the Board for seven years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, the Declaration of Trust and the Bylaws. Mr. Lamkin is an Independent Trustee in Class III, and his term expires at our 2015 annual meeting of shareholders.

Annex III-1

Name	Age	Principal Occupation
JOSEPH L. MOREA	58

Mr. Morea has been one of the Independent Trustees since July 2012. Mr. Morea was a Vice Chairman and Managing Director, serving as head of U.S. Equity Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012. From 2008 to 2009, Mr. Morea also served as the head of U.S. Investment Banking for RBC Capital Markets. Previously, Mr. Morea was employed as an investment banker, including as a Managing Director and the co-head of U.S. Equity Capital Markets at UBS, Inc., the Chief Operating Officer and head of U.S. Equity Capital Markets at PaineWebber, Inc. and a Managing Director of Equity Capital Markets at Smith Barney, Inc. Prior to working as an investment banker, Mr. Morea was employed as a certified public accountant.

The Board concluded that Mr. Morea is qualified to serve as one of the Independent Trustees based upon, among other things, his experience in and knowledge of the investment banking industry, his demonstrated leadership and management abilities, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, finance matters and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, the Declaration of Trust and the Bylaws. Mr. Morea is an Independent Trustee in Class I, and his term expires at our 2016 annual meeting of shareholders.

Mr. Morea was not reelected to the Board by shareholders at our 2013 annual meeting of shareholders. The Board understands that the election results of the meeting indicated a majority of shareholders were dissatisfied with the Board and wanted change in the Company's governance. The Board considered the shareholders' message in failing to re-elect Mr. Morea and balanced that with the need to have three independent trustees to satisfy various NYSE listing and SEC requirements. In the face of the hostile activities of Corvex/Related, the Board determined that it may be difficult to identify other qualified candidates willing to serve at that time. In addition, Mr. Morea joined the Board in mid-2012 and he brings experience and judgment to the Board that the Board believes is important to leading the Company through its current circumstance. Mr. Morea is spearheading the Board's efforts to enhance our corporate governance. As such, the Board deemed it to be in shareholders' best interests to reappoint Mr. Morea to the Board after the failed election at the 2013 annual meeting. Shareholders will have the opportunity to hold Mr. Morea accountable for delivering on an improved governance structure going forward.

Annex III-2

Name	Age	Principal Occupation
FREDERICK N. ZEYTOONJIAN	78

Mr. Zeytoonjian has been one of the Independent Trustees since 1999. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products, LLC, one of the largest distributors of lawn care equipment in the United States, for over 40 years. Mr. Zeytoonjian also has been an Independent Trustee of Senior Housing Properties Trust ("SNH") since 2003.

The Board concluded that Mr. Zeytoonjian is qualified to serve as one of the Independent Trustees based upon, among other things, his demonstrated business leadership as a successful entrepreneur for decades, his work on public company boards and board committees, his experience in and knowledge of commercial real estate, his financial background and his institutional knowledge earned through service on the Board for nearly 15 years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, the Declaration of Trust and the Bylaws. Mr. Zeytoonjian is an Independent Trustee in Class II, and his term expires at our 2014 annual meeting of shareholders.

Managing Trustees

Name	Age	Principal Occupation
BARRY M. PORTNOY	68	Mr. Barry M. Portnoy has been one of our Managing Trustees since 1986. Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc. ("RMR Advisors"), an SEC registered investment advisor. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a Managing Trustee of HPT, SNH, Government Properties Income Trust ("GOV") and SIR since 1995, 1999, 2009 and 2011, respectively. He has been a Managing Director of Five Star Quality Care, Inc. ("Five Star") and of TravelCenters of America LLC ("TA") since 2001 and 2006, respectively. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund ("RIF") and its predecessor funds since shortly after their formation (the earliest of which was in 2002) and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009.(1) Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee and President.

(1)
RIF, its predecessor funds and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

Annex III-3

Name	Age	Principal Occupation

The Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate industry and real estate investment trusts, or REITs, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through prior service on the Board and in key leadership positions with our manager and his qualifying as a Managing Trustee in accordance with the requirements of the Declaration of Trust and the Bylaws. Mr. Barry Portnoy is a Managing Trustee in Class II, and his term expires at our 2014 annual meeting of shareholders.

ADAM D. PORTNOY	43

Mr. Adam D. Portnoy has been one of our Managing Trustees since 2006 and our President since 2011. He also served as our Executive Vice President from 2003 through 2006. He was President of GOV from 2009 until 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of the RMR Funds since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of the RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and ABN AMRO, working in private equity at the International Finance Corporation (a member of The World Bank Group) and DLJ Merchant Banking Partners, and serving as Chief Executive Officer of a telecommunications company. Mr. Portnoy has been a Managing Trustee of HPT, SNH, GOV and SIR, since 2007, 2007, 2009 and 2011, respectively. Mr. Portnoy has been an Interested Trustee of RIF and its predecessor funds since 2009. Mr. Portnoy is also currently a member of the Board of Trustees of Occidental College and serving as the Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee.

Annex III-4

Name	Age	Principal Occupation

The Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and REITs, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking and private equity, his government organization service, his institutional knowledge earned through service on the Board for seven years and in key leadership positions with our manager for nine years and his qualifying as a Managing Trustee in accordance with the requirements of the Declaration of Trust and the Bylaws. Mr. Adam Portnoy is a Managing Trustee in Class III, and his term expires at our 2015 annual meeting of shareholders.

Executive Officers

Name	Age	Principal Occupation
ADAM D. PORTNOY	43	Mr. Portnoy has been our President since 2011, in addition to being one of our Managing Trustees and having other experience as described above.
JOHN C. POPEO	53

Mr. Popeo has been our Treasurer and Chief Financial Officer since 1999 and Assistant Secretary since 2008, and served as Secretary from 1999 to 2008. Mr. Popeo has also been Treasurer and Chief Financial Officer of SIR since its formation in 2011. Mr. Popeo has also been an Executive Vice President of RMR since 2008, and previously served as Treasurer of RMR from 1997 to 2012, as a Vice President from 1999 to 2006 and as a Senior Vice President from 2006 to 2008. Mr. Popeo served as Vice President of RMR Advisors from 2004 to 2009 and served as Vice President of the RMR Funds from shortly after their formation (the earliest of which was in 2002) until 2009. Mr. Popeo is a certified public accountant.

DAVID M. LEPORE	53

Mr. Lepore has been our Chief Operating Officer since 2008 and Senior Vice President since 1998 and is primarily responsible for the operations of our properties. Mr. Lepore has also been a Senior Vice President of RMR since 2006 and was a Vice President and served in other capacities prior to that time. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of the Trustees or executive officers. Our executive officers serve at the discretion of the Board.

Annex III-5

        RMR, RMR Advisors, GOV, HPT, SIR SNH, Five Star, TA and the RMR Funds may be considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, GOV, HPT, SIR, SNH, Five Star and TA. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. HPT is a publicly traded REIT that primarily owns hotels and travel centers. SIR is a publicly traded REIT that primarily owns single tenant, net leased properties. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. The RMR Funds are or were investment companies registered under the Investment Company Act of 1940, as amended. RMR Advisors is an SEC registered investment adviser to the RMR Funds.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of the Board as provided by our Declaration of Trust, our Bylaws and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

        Three of the Trustees, William A. Lamkin, Joseph L. Morea and Frederick N. Zeytoonjian, are the Independent Trustees within the meaning of our Declaration of Trust and our Bylaws. Two of the Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our Bylaws.

        Our Declaration of Trust and our Bylaws require that a majority of the Board be Independent Trustees. The Board has determined that Messrs. Lamkin, Morea and Zeytoonjian currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our Declaration of Trust and our Bylaws. In making these determinations, the Board considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. The Board has concluded that none of these three Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2012, the Board held ten meetings, our Audit Committee held eight meetings, our Compensation Committee held five meetings and our Nominating and Governance Committee held three meetings. In addition, certain of the Trustees met four times as a special committee during 2012 to consider various matters. During 2012, each Trustee attended 75% or more of the total number of meetings of the Board and any committee of which he was a member during the time in which he served on the Board or such committee. All of the Trustees as of the date of the 2012 annual meeting of shareholders attended that meeting.

        Pursuant to our Governance Guidelines, the Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        Our Board is currently divided into three classes: Joseph L. Morea in Class I with a term of office expiring at our 2016 annual meeting of shareholders; Barry M. Portnoy and Frederick N. Zeytoonjian in Class II with a term of office expiring at our 2014 annual meeting of shareholders; and William A. Lamkin and Adam D. Portnoy in Class III with a term of office expiring at our 2015 annual meeting of shareholders. On September 23, 2013, we announced that the Board has determined to recommend to shareholders that our Declaration of Trust be amended to permit the annual election of all of the Trustees. The Trustees currently serve staggered, three year terms. The proposed amendment to our Declaration of Trust will be presented to our shareholders at our next annual shareholders' meeting

Annex III-6

following resolution of our pending disputes with Corvex/Related. If this amendment is approved by our shareholders, all of the Trustees will thereafter be elected for one year terms.

        Effective July 2013, we, RMR, GOV, SIR and three other companies to which RMR provides management services purchased from an unrelated third party insurer a combined directors' and officers' non-indemnifiable liability insurance policy providing $10 million of aggregate primary coverage and $5 million of aggregate excess coverage. Subject to certain limitations, our Declaration of Trust and separate indemnification agreements that we have entered into require that we indemnify the Trustees and officers.

Board Leadership Structure

        The Board is currently composed of three Independent Trustees and two Managing Trustees. On September 23, 2013, we announced that the Board intends to increase the size of the Board from its current five members and to increase the ratio of Independent Trustees to total Trustees from the current 60% to at least 75%. The Nominating and Governance Committee of the Board (which is comprised solely of Independent Trustees) has retained the services of the executive search firm Korn/Ferry International ("Korn/Ferry") to help identify potential Independent Trustee candidates. The Independent Trustees are not employees or affiliates, as such term is defined in our Declaration of Trust, of RMR, do not have a material business or professional relationship with RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest, are not involved in our day to day activities, do not perform services for us except as Trustee and are persons who qualify as independent under our Declaration of Trust, our Bylaws and the applicable rules of the NYSE and SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Our President is a member of the Board. Our Treasurer is not a member of the Board, but he regularly attends Board meetings, as does our Director of Internal Audit.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of the Independent Trustees, and an Independent Trustee serves as Chair of each such committee. These standing committees have responsibilities related to our leadership and governance, including among other things: (1) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the fees paid to our independent accountants and assists the Board with its oversight of our internal audit function, our risk management and our compliance with legal and regulatory requirements; (2) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, determines any compensation that we directly pay to our President, reviews and approves any compensation that we directly pay to our Treasurer and any other senior executive of ours who is also a senior executive of RMR, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements, approves the fees and certain other costs that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all of our equity compensation awards; and (3) our Nominating and Governance Committee considers nominees to serve on the Board, recommends to the Board nominees for election to the Board, assesses the Board's performance and reviews and assesses the Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of our Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not currently have a Chairman of the Board or a Lead Independent Trustee. However, as discussed herein, we have announced plans to increase the size of the Board and the number of Independent Trustees on the Board and anticipate that the Independent Trustees of the expanded

Annex III-7

Board will designate a Lead Independent Trustee soon after the new Independent Trustees join the Board. Our President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our President and Managing Trustee and our other Managing Trustee, in consultation with our Treasurer, set the agenda for the Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to our President and Managing Trustee, our other Managing Trustee or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or Independent Trustee who is most knowledgeable on a subject. The Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. The Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of the Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

Risk Oversight

        The Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, the Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping the Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. The Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and the Board consider the fact that we have a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

Annex III-8

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Messrs. Lamkin, Morea and Zeytoonjian, who are independent under applicable NYSE listing standards, each committee's respective charter and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of the Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist the Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under those agreements, approving the fees and certain other costs that we are required to pay under those agreements and making determinations regarding continuance of or changes to those agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all of our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of the Board and recommending to the Board the nominees for Trustee for each annual meeting of shareholders or when Board vacancies occur; (2) development and recommendation to the Board of governance guidelines; and (3) evaluation of the performance of the Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.cwhreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.cwhreit.com, or by writing to our Secretary, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Annex III-9

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with the Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website, www.cwhreit.com, by calling our toll-free confidential message system at (866) 511-5038 or by writing to the party for whom the communication is intended, c/o Director of Internal Audit, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS,
NOMINATIONS AND OTHER PROPOSALS

        The Board has established Governance Guidelines which, together with our Declaration of Trust and our Bylaws, set forth the qualifications for service on the Board. Our Governance Guidelines may be changed from time to time by the Board upon the recommendation of our Nominating and Governance Committee. The Board makes nominations of persons to be elected by shareholders as Trustees. The Board also elects Trustees to fill Board vacancies that may occur from time to time. In both of these circumstances, the Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities that the Committee believes will be effective in serving our long term best interests. Among the characteristics that the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on the Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While the Board does not have a specific diversity policy in connection with the selection of nominees for Trustee, due consideration is given to the Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. The Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist the Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen the Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustee who have not previously served as one of the Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our Bylaws require that nominees submit any additional information required in connection with our license or regulation by state insurance authorities.

        In 2012, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. We did not receive any shareholder recommendations or nominations for the Board for the 2013 annual meeting of shareholders, except the nomination made by the Board and recommendation by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        As noted herein, in September 2013, the Nominating and Governance Committee of the Board retained the services of the executive search firm Korn/Ferry to help identify potential Independent Trustee candidates for the planned expansion of the Board. The Board expects that the

Annex III-10

Nominating and Governance Committee will recommend candidates for appointment as Independent Trustees to the Board from those individuals identified by Korn/Ferry.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustee who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made by such shareholder's written notice to the Chair of our Nominating and Governance Committee and our Secretary, which notice should contain or be accompanied by the information and documents with respect to the recommended nominee and recommending shareholder that the recommending shareholder believes to be relevant or helpful to our Nominating and Governance Committee's deliberations. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Any recommended nominee will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates considered by it.

        The preceding paragraph applies only to shareholder recommendations for nominees to our Nominating and Governance Committee. A shareholder nomination must be made in accordance with the provisions of our Bylaws and applicable state and federal laws.

        Deadlines for Shareholder Nominations if the Entire Board is Removed and a Special Meeting is Called to Elect Replacement Trustees.    If the Corvex/Related consent solicitation is successful in removing our entire Board of Trustees without cause, our officers will promptly call a special meeting of shareholders for the purpose of electing new Trustees. In order for a shareholder to propose a nominee for election to the Board at this special meeting, the shareholder must comply with the advance notice and other requirements set forth in our Bylaws and the Award, which include, among other things, requirements as to the shareholder's timely delivery of advance notice, holding of 1%, or $2,000 in market value, of our Common Shares continuously for one year, holding of a share certificate for such shares and submission of specified information. To be timely, shareholder nominations must be received by our Secretary at our principal executive offices, in accordance with the requirements of our Bylaws, not later than 5:00 p.m. Eastern Time on the 10th day following the day on which public announcement is first made of the date of the special meeting.

        2014 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals Not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for one or more shareholders properly to propose a nominee for election to the Board or propose business outside of Rule 14a-8 under the Exchange Act at our 2014 annual meeting of shareholders, the shareholder(s) must comply with the advance notice and other requirements set forth in our Bylaws, which include, among other things, requirements as to the shareholder's timely delivery of advance notice, ownership of a specified amount of shares entitled to vote at the meeting for a specified period of time, holding of a share certificate and submission of specified information. On November 24, 2013, in connection with the setting of the date for our 2014 annual meeting of shareholders for June 13, 2014, the Board approved an amendment to our Bylaws to move the time for shareholders to submit to the Company's secretary nominations and proposals of other business for consideration at our 2014 annual meeting of shareholders. To be timely, shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2014 annual meeting of shareholders must be received by our Secretary at our principal executive offices, in accordance with the requirements of our bylaws, not later than 5:00 p.m. Eastern Time on March 24, 2014 and not earlier than February 21, 2014.

        2014 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals pursuant to Rule 14a-8 under the Exchange Act were required to have been received at our principal executive offices on or before October 28, 2013 in order to be included in our proxy statement for our 2014 annual meeting, provided that, if our 2014 annual meeting is held

Annex III-11

on a date that is more than 30 days before or after May 14, 2014, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        The foregoing description of the requirements for a shareholder to propose a nomination for election to the Board at an annual meeting or, if necessary, a special meeting called in the event Corvex/Related is successful in removing all of the Trustees, or other business for consideration at an annual meeting is only a summary and is not a complete listing of all requirements. Copies of the Bylaws and Award, including the provisions that concern shareholder recommendations and the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Adam Portnoy, John Popeo and David Lepore, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described under the heading "Related Person Transactions and Company Review of Such Transactions" in this Annex III to this consent revocation statement.

        In September 2012, the Chair of our Compensation Committee met with our Managing Trustees and the chairs of the compensation committees of the other public REITs (GOV, HPT, SIR, SNH), RIF and the operating companies for which RMR and its affiliates provide management services (Five Star and TA). The purpose of this meeting was, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which the Chair provided a report of the information discussed with the Managing Trustees and others, and made recommendations for share grants to our executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2012 share grants: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in

Annex III-12

the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Compensation Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. Our Compensation Committee then considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There was no formulaic approach to the use of these various factors in determining the number of shares to award to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers (other than Mr. Adam Portnoy) did not participate in these meetings and were not involved in determining or recommending the amount or form of executive compensation they receive from us. Our President, Mr. Adam Portnoy, in his capacity as our Managing Trustee and as president of RMR, participated in these meetings and in share grant recommendations. Our Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amount or form of executive compensation.

        In evaluating our compensation process for 2012, our Compensation Committee generally considered the results of the advisory vote of our shareholders on the compensation of the executive officers named in our proxy statement for our 2012 annual meeting of shareholders. Our Compensation Committee noted that 95% of votes cast approved of the compensation of those executive officers as described in our 2012 proxy statement. Our Compensation Committee considered these voting results as supportive of the Committee's general executive compensation practices.

Analysis of Grants under Our Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted a share award plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our share award plan providing for the grants of our Common Shares. The Compensation Committee has historically determined to use grants of restricted Common Shares rather than stock options as equity compensation. Because the value of our Common Shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers

Annex III-13

at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the data regarding the other REITs and their officers to help it gauge the reasonableness of the recommended 2012 awards together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2012, the Compensation Committee considered the foregoing factors and decided to award 7,500 shares to each of our President and Chief Financial Officer and 3,750 shares to our Chief Operating Officer, in accordance with the recommendation of our Managing Trustees.

        We determine the fair market value of the shares granted based on the closing price of our Common Shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may cause forfeiture of, or we may repurchase for nominal consideration, the Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under our share award plan are entitled to receive distributions that we make on our Common Shares.

        Because the schedule for consideration of share awards by our Compensation Committee and the Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of the Board after the annual meeting of shareholders for the Trustees), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION TABLES

        The following tables provide: (1) summary 2012, 2011 and 2010 compensation information relating to our named executive officers; (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below; and (3) compensation information relating to the Trustees for 2012. Our named executive officers consist of three individuals, our President, our Treasurer and Chief Financial Officer and our Chief Operating Officer and Senior Vice President, the compensation of whom is required to be reported in this consent revocation statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan. Except as otherwise set forth below, the following information is as of December 31, 2012.

Annex III-14

SUMMARY COMPENSATION TABLE FOR 2012, 2011 AND 2010

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Adam D. Portnoy(3)	2012	$153,880	$11,625	$165,505
President	2011	$202,840	$3,000	$205,840
John C. Popeo	2012	$116,400	$18,313	$134,713
Treasurer and Chief Financial Officer	2011	$149,700	$14,725	$164,425
	2010	$102,375	$11,182	$113,557
David M. Lepore	2012	$58,200	$17,563	$75,763
Chief Operating Officer and Senior	2011	$149,700	$14,725	$164,425
Vice President	2010	$102,375	$11,182	$113,557

(1)
Represents the grant date fair value of shares granted in 2012, 2011 and 2010, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC 718"). No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

(3)
Mr. Adam Portnoy was appointed our President on January 10, 2011. Mr. Portnoy's compensation for 2012 and 2011 attributable to his services as a Managing Trustee, which consisted of a share award with a value of $37,480 and $53,140, respectively, is included above, and his 2012 compensation for his services as a Managing Trustee is also included in the Trustee Compensation for 2012 table below.

GRANTS OF PLAN BASED AWARDS FOR 2012

(Shares granted in 2012, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
Adam D. Portnoy(2)	9/14/2012	7,500	$116,400
John C. Popeo	9/14/2012	7,500	$116,400
David M. Lepore	9/14/2012	3,750	$58,200

(1)
Equals the number of shares multiplied by the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

(2)
The value of shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee in 2012 is set forth in the Trustee Compensation for 2012 table below.

        Share awards granted by us to our executive officers in 2012 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, at our option, the recipient shall forfeit or we may repurchase the Common Shares that have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our share award plan are eligible to receive distributions that we make on our shares on the same terms as other holders of our Common Shares.

Annex III-15

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2012

(Shares granted in 2012 and prior years, which had not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Adam D. Portnoy(3)	2012	6,000	$95,040
	2011	4,500	$71,280
John C. Popeo	2012	6,000	$95,040
	2011	4,500	$71,280
	2010	1,500	$23,760
	2009	650	$10,296
David M. Lepore	2012	3,000	$47,520
	2011	4,500	$71,280
	2010	1,500	$23,760
	2009	650	$10,296

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2012 were granted on September 14, 2012; the shares granted in 2011 were granted on September 16, 2011; the shares granted in 2010 were granted on September 17, 2010; and the shares granted in 2009 were granted on September 18, 2009. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares that have not yet vested.

(2)
Equals the number of shares multiplied by the closing price of our shares on December 31, 2012.

(3)
Represents shares granted to Mr. Adam Portnoy for his services as President. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the Trustee Compensation for 2012 table below.

Annex III-16

STOCK VESTED FOR 2012

(Share grants that vested in 2012, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adam D. Portnoy(2)	3,000	$46,275
John C. Popeo	4,950	$75,848
David M. Lepore	4,200	$64,208

(1)
Equals the number of shares multiplied by the closing price of our shares on the 2012 dates of vesting of grants made in 2012 and prior years.

(2)
Represents shares granted to Mr. Adam Portnoy for his services as President. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the Trustee Compensation for 2012 table below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        From time to time, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under our share award plan. Although we have no formal policy, plan or arrangement for payments to employees of RMR in connection with their termination of employment with RMR, we may in the future provide on a discretionary basis for similar payments depending on various factors we then consider relevant and if we believe it is in the Company's best interests to do so.

        On September 13, 2013, the Compensation Committee approved grants of 7,500 restricted Common Shares to Mr. Adam D. Portnoy; 7,500 restricted Common Shares to Mr. Popeo; and 3,750 restricted Common Shares to Mr. Lepore. These grants were valued at $23.72 per Common Share, the closing price of our Common Shares on the New York Stock Exchange on the date of grant and were made under the CommonWealth REIT 2012 Equity Compensation Plan pursuant to a new form of restricted share agreement approved by the Compensation Committee. The form provides for vesting of the restricted Common Shares in five equal installments beginning on the date of grant and acceleration of vesting of all restricted share grants (including those previously awarded) upon the occurrence of certain change of control or termination events.

Annex III-17

TRUSTEE COMPENSATION FOR 2012

(2012 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Patrick F. Donelan(2)	$48,250	$37,480	—	$85,730
William A. Lamkin	$62,250	$37,480	—	$99,730
Joseph L. Morea(2)	$41,220	$38,540	—	$79,760
Adam D. Portnoy(3)	$—	$37,480	—	$37,480
Barry M. Portnoy(3)	$—	$37,480	—	$37,480
Frederick N. Zeytoonjian	$58,000	$37,480	—	$95,480

(1)
Equals the number of shares multiplied by the closing price of our shares on the grant date. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Effective July 18, 2012, Mr. Donelan resigned as an Independent Trustee of the Board and Mr. Morea was elected to fill the vacancy resulting from Mr. Donelan's resignation.

(3)
Our Managing Trustees do not receive cash compensation for their services as Trustees. The compensation of Mr. Adam Portnoy for his services as President is described above.

        After giving effect to changes approved by the Board on May 14, 2013, each Independent Trustee receives an annual fee of $35,000 for services as a Trustee, plus a fee of $1,000 for each meeting attended (prior to such date the meeting fee was $750). Up to two $1,000 fees (or if prior to May 14, 2013, two $750 fees) are paid if a Board meeting and one or more Board committee meetings are held on the same date. Also as of May 14, 2013, the chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $12,500, $7,500 and $7,500, respectively, each year (prior to such date the chairpersons received, $10,000, $5,000 and $5,000, respectively). In addition, each Trustee received a grant of 2,000 of our Common Shares in 2012. Under our Governance Guidelines, each Trustee is required to maintain the necessary level of expertise to perform his or her responsibilities as Trustee and we reimburse each Trustee for the out of pocket costs he or she incurs from attending continuing education programs. We generally reimburse all the Trustees for travel expenses incurred in connection with their duties as Trustees.

        The Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, the Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, the Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In May of 2013, the Board reviewed the compensation paid to the Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive Common Share grants equal to the share grants awarded to the Independent Trustees.

Annex III-18

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines that address the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to the Board and the Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of the Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, the Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our Declaration of Trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than the Trustees and executive officers) subject to our Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have no employees. Personnel and various services we require to operate our business are provided to us by RMR (including the employees of RMR identified in Annex I as participants in the solicitation of consent revocations). We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to our property level operations. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, who is also our President, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of RMR. Each of our other executive officers is also an officer of RMR. GOV's and SIR's executive officers are officers of RMR. Two of the Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies. In addition, officers of RMR serve as officers of those companies. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        The Board has given our Compensation Committee, which is comprised exclusively of the Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

        On September 20, 2013, we and RMR agreed to amend our business management agreement to restructure the base business management and incentive fees payable to RMR thereunder beginning January 1, 2014, as follows:

  •
  The base business management fees payable to RMR will be calculated on the basis of the lower of: (i) gross historical cost of our U.S. real estate assets, as defined, or (ii) our total market capitalization. Market capitalization will include the market value of our Common Shares, plus the liquidation preference of preferred shares, if any, and the principal amount of debt. The market value of our Common Shares will be calculated based on the average shares outstanding multiplied by the average closing share price during the period in which the fees are earned.

Annex III-19

  •
  10% of the base business management fees payable to RMR will be paid in our Common Shares. The amount of our Common Shares granted as part of the base business management fee will be calculated based on the average closing share price during the period in which the fees are earned.

  •
  The annual incentive fees which may be earned by RMR will be calculated based upon total returns realized by our common shareholders (i.e., share price appreciation plus dividends) in excess of benchmarks. The benchmarks will be set by our Compensation Committee, which is comprised solely of Independent Trustees, and will be disclosed in our annual meeting proxy statements. Incentive fees will be paid in our Common Shares which will vest over a multiyear period and will be subject to a "claw back" in the event of certain material restatements of our financial results.

  •
  The annual management fee for foreign assets will be unchanged.

        For 2012 and 2013, our business management agreement provides for the base business management fee to be paid to RMR at an annual rate equal to (a) 0.7% of the historical cost of our real estate investments, as described in the business management agreement, located in the United States, Puerto Rico or Canada, for the first $250.0 million of such investments, and 0.5% thereafter, plus (b) 1.0% of the historical cost of our real estate investments located outside the United States, Puerto Rico and Canada. In addition, for 2012 and 2013, our business management agreement provides for RMR to be paid an incentive fee equal to 15% of the product of (i) the weighted average of our Common Shares outstanding on a fully diluted basis during a fiscal year and (ii) the excess, if any, of the FFO Per Share, as defined in the business management agreement, for such fiscal year over the FFO Per Share for the preceding fiscal year. Our investments in GOV and SIR are not counted for purposes of determining the business management fees payable by us to RMR, however we reported the business management fees payable to RMR by SIR in our consolidated 2012 and 2013 results until we deconsolidated our investment in SIR on July 2, 2013. The business management fees we and SIR (while SIR was a consolidated subsidiary of ours) paid to RMR on a consolidated basis were $43.6 million for 2012 and $33.8 million for the nine months ended September 30, 2013. These amounts are included in general and administrative expenses and income from discontinued operations, as appropriate, in our condensed consolidated financial statements. No incentive fee was payable to RMR for 2012 or expected to be payable for 2013.

        Our property management agreement with RMR provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs. In connection with our property management agreement with RMR and the property management agreement between SIR and RMR, the aggregate property management and construction supervision fees we and SIR (while SIR was a consolidated subsidiary of ours) paid to RMR on a consolidated basis were $33.7 million for 2012 and $24.9 million for the nine months ended September 30, 2013. These amounts are included in operating expenses or have been capitalized, as appropriate, in our condensed consolidated financial statements.

        With respect to our investments in Australia, RMR waived half of the fees payable by us under the property management agreement and half of the business management fees related to real estate investments located outside of the United States, Puerto Rico and Canada, so long as our business and property management agreement with MacarthurCook Fund Management Limited ("MacarthurCook") with respect to those investments was in effect and we or any of our subsidiaries are paying fees under that agreement. MacarthurCook earned $1.8 million in 2012 with respect to our Australian properties, which amount is equal to the fees waived by RMR and excluded from the amounts that were payable to RMR during 2012. Our contract with MacarthurCook terminated on January 31, 2013, and on that date we entered into a business and property management agreement (the "Australia Management Agreement") with RMR Australia Asset Management Pty Limited ("RMR Australia"), for the benefit

Annex III-20

of CWH Australia Trust (formerly the MacarthurCook Industrial Property Fund), a subsidiary of ours ("CWHAT"). The terms of the Australia Management Agreement are substantially similar to the terms of the management agreement we had with MacarthurCook. RMR Australia is owned by our Managing Trustees and it has been granted an Australian financial services license by the Australian Securities & Investments Commission. The Australia Management Agreement provides for compensation to RMR Australia for business management and real estate investment services at an annual rate equal to 0.5% of the average historical cost of CWHAT's real estate investments, as described in the Australia Management Agreement. The Australia Management Agreement also provides for additional compensation to RMR Australia (i) for property management services at an annual rate equal to 50% of the difference between 3.0% of collected gross rents and the aggregate of all amounts paid or payable by or on behalf of CWHAT to third party property managers, and (ii) for construction supervision services at an annual rate equal to 50% of the difference between 5.0% of constructions costs and any amounts paid to third parties for construction management and/or supervision. Similar to our prior arrangement with respect to fees we paid to MacarthurCook, RMR has agreed to waive half of the fees payable by us under our property management agreement with RMR and half of the business management fees otherwise payable by us under our business management agreement with RMR related to real estate investments that are subject to the Australia Management Agreement for so long as the Australia Management Agreement is in effect and we or any of our subsidiaries are paying the fees under that agreement. The aggregate business and property management fees we recognized pursuant to the Australia Management Agreement during the nine months ended September 30, 2013 were $1.2 million.

        RMR also provides internal audit services to us in return for our share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to approval by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our and SIR's (while SIR was a consolidated subsidiary of ours) share of RMR's costs of providing this internal audit function was, on a consolidated basis, approximately $0.4 million for 2012 and $0.2 million for the nine months ended September 30, 2013. These allocated costs are in addition to the business and property management fees we and SIR paid to RMR.

        We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on-site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function. Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

        Both our business management agreement with RMR and our property management agreement with RMR automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days' prior written notice, and RMR may also terminate the property management agreement upon five business days' notice if we undergo a change of control, as defined in the property management agreement. On December 11, 2012, we entered amendments to these agreements, which extended the term of the business management agreement until December 31, 2013, clarified certain currently existing policies in the business management agreement and changed certain procedures for the arbitration of disputes pursuant to these agreements.

        Under our business management agreement with RMR, we acknowledge that RMR also provides management services to other companies, which include GOV and SIR, and will not be required to

Annex III-21

present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR and that, in the event of conflict between us and any such other company, RMR shall in its discretion determine on which party's behalf it shall act. It also provides that, with certain exceptions, if we determine to offer for sale or other disposition any real property that, at such time, is of a type within the investment focus of another RMR Managed REIT, we will first offer that property for purchase or disposition to that RMR Managed REIT and negotiate in good faith for such purchase or disposition.

        RMR also leases from us office space for eleven of its regional offices. We earned approximately $0.6 million in rental income from RMR in 2012 with respect to approximately 34,100 square feet of office space and approximately $0.6 million in rental income from RMR for the nine months ended September 30, 2013 with respect to approximately 32,500 square feet of office space, which we believe represents commercially reasonable rent for this office space, not all of which was leased to RMR for the entire periods. These leases are terminable by RMR if our management agreements with RMR are terminated.

        Under our share award plan, we grant restricted shares to certain employees of RMR, some of whom are our officers. We granted a total of 71,617 restricted shares with an aggregate value of $1.1 million to such persons in 2012 and 73,450 restricted shares with an aggregate value of $1.7 million to such persons during the nine months ended September 30, 2013, based upon the closing price of our Common Shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR. On occasion, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under our share award plan.

        GOV was formerly our 100% owned subsidiary. Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of GOV, and our President, Mr. Adam Portnoy, was the President of GOV from its formation in 2009 until January 2011. RMR provides management services to both us and GOV. In 2009, GOV completed an initial public offering pursuant to which GOV ceased to be a majority owned subsidiary of ours. In connection with this offering, we and GOV entered into a transaction agreement that governs our separation from and relationship with GOV. Pursuant to this transaction agreement, among other things, we and GOV agreed that, so long as we own in excess of 10% of GOV's outstanding common shares, we and GOV engage the same manager or we and GOV have any common managing trustees: (1) we will not acquire ownership of properties that are majority leased to government tenants, unless a majority of GOV's independent trustees who are not also the Trustees have determined not to make the acquisition; (2) GOV will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of the Independent Trustees who are not also GOV's trustees have determined not to make the acquisition; and (3) GOV will have a right of first refusal to acquire any property owned by us that we determine to divest if the property is then majority leased to a government tenant, which right of first refusal will also apply in the event of an indirect sale of any such properties as a result of a change of control of us. The provisions described in (1) and (2) do not prevent GOV from continuing to own and lease its current properties or properties otherwise acquired by GOV that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (1) and (2) also do not prohibit us from leasing our current or future properties to government tenants. We and GOV also agreed that disputes arising under the transaction agreement may be resolved by binding arbitration.

        Until March 15, 2013, we were GOV's largest shareholder. On March 15, 2013, we sold all of our 9,950,000 common shares of GOV in a public offering for net proceeds (after deducting underwriters' discounts and commissions and expenses) of $239.6 million. In connection with this public offering, on

Annex III-22

March 11, 2013, we entered into a registration agreement with GOV under which we agreed to pay all expenses incurred by GOV relating to the registration and sale of our GOV common shares. We incurred $0.3 million of reimbursements payable to GOV pursuant to this agreement. In addition, under the registration agreement, GOV agreed to indemnify the Company, our officers, Trustees and controlling persons, and we agreed to indemnify GOV and GOV's officers, trustees and controlling persons, against certain liabilities related to the public offering, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"); and we and GOV agreed to reimburse payments that the other may make in respect of those liabilities.

        SIR was formerly our 100% owned subsidiary. We are SIR's largest shareholder and, until July 2, 2013, SIR was one of our consolidated subsidiaries. As of the date of this consent revocation statement, we own 22,000,000 common shares of SIR, which represents approximately 44.2% of SIR's outstanding common shares. Our two Managing Trustees, Mr. Barry Portnoy and Mr. Adam Portnoy, are also managing trustees of SIR, and Mr. John Popeo, our Treasurer and Chief Financial Officer, also serves as the treasurer and chief financial officer of SIR. In addition, one of the Independent Trustees, Mr. William Lamkin, is an independent trustee of SIR. RMR provides management services to both us and SIR.

        On March 12, 2012, SIR completed an initial public offering pursuant to which it issued 9,200,000 of its common shares for net proceeds (after deducting underwriters' discounts and commissions and expenses) of $180.8 million. SIR applied those net proceeds, along with proceeds from drawings under SIR's revolving credit facility, to repay in full a $400.0 million demand promissory note that we received from SIR on February 16, 2012, along with 22,000,000 SIR common shares (including SIR common shares that had been previously issued to us in connection with SIR's formation), in exchange for our transfer to SIR of 79 properties (251 separate buildings or land parcels with a combined approximately 21,400,000 rentable square feet). SIR also reimbursed us for costs that we incurred in connection with SIR's organization and preparation for its initial public offering.

        In connection with the SIR IPO, we and SIR entered into a transaction agreement that governs our separation from and relationship with SIR. The transaction agreement provides that, among other things, (1) the current assets and liabilities of the 79 properties that we transferred to SIR, as of the time of closing of the SIR IPO, were settled between us and SIR so that we will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (2) SIR will indemnify us with respect to any liability relating to any property transferred by us to SIR, including any liability which relates to periods prior to SIR's formation, other than the pre-closing current assets and current liabilities that we retained with respect to the 79 transferred properties.

        On March 25, 2013, we entered into a registration agreement with SIR, pursuant to which SIR agreed to, among other things, file a registration statement with respect to an offering of up to all of the 22,000,000 common shares of SIR that we own, and we agreed to pay all expenses incurred by SIR relating to the registration and sale of the shares in an offering. SIR's obligation to register the shares for resale in an offering is subject to certain conditions and may be terminated in certain circumstances, in each case, as described in the registration agreement. We incurred $0.6 million of reimbursements payable to SIR pursuant to this agreement. SIR agreed to indemnify us, our officers, Trustees and controlling persons, and we agreed to indemnify SIR and SIR's officers, trustees and controlling persons, against certain liabilities in connection with an offering, including liabilities under the Securities Act; and we and SIR agreed to reimburse payments that the other may make in respect of those liabilities. SIR has an effective registration statement on Form S-3, which permits resales of SIR's shares by selling shareholders, pursuant to which, and subject to the terms of the registration agreement, we may be able to sell our SIR common shares in a registered offering.

        We, RMR, GOV, SIR and four other companies to which RMR provides management services each currently own 12.5% of AIC, an Indiana insurance company. All of the Trustees, all of the

Annex III-23

trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by the affirmative votes of both a majority of our entire Board and a majority of the Independent Trustees. The shareholders agreement among us, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes.

        As of September 30, 2013, we have invested approximately $5.2 million in AIC since AIC's formation in 2008. SIR, our former consolidated subsidiary, became a shareholder of AIC during the quarter ended June 30, 2012. We and SIR (while SIR was a consolidated subsidiary of ours) recognized on a consolidated basis $0.6 million related to our investment in AIC for 2012 and $0.4 million for the nine month ended September 30, 2013. In June 2012, we and the other shareholders of AIC purchased a one year property insurance policy providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. We paid AIC a premium, including taxes and fees, of $6.6 million in connection with that policy, which amount was the consolidated premium paid by us and SIR and which amount was adjusted from time to time as we or SIR acquired or disposed of properties included in the policy. In June 2013 we purchased another similar one year policy, and we paid a premium, including taxes and fees, of approximately $6.0 million to AIC in connection with that policy, which amount may be adjusted from time to time as we acquire or dispose of properties that are included in the policy. We periodically consider the possibilities for expanding our insurance relationships with AIC to include other types of insurance and may in the future participate in additional insurance offerings AIC may provide or arrange. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro rata share of any profits of this insurance business.

        In July 2013, we, RMR, GOV, SIR and three other companies to which RMR provides management services purchased a combined directors' and officers' liability insurance policy providing $10.0 million in aggregate primary non-indemnifiable coverage and $5.0 million in aggregate excess coverage. We paid a premium of approximately $0.1 million in connection with this policy.

        The foregoing descriptions of our agreements with RMR, GOV, SIR and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2012. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, GOV, SIR and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, GOV, SIR and AIC and their affiliated and related persons and entities benefit us and, in fact, provide us with competitive advantages in operating and growing our business.

Annex III-24

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Messrs. Lamkin, Morea and Zeytoonjian. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity that has an executive officer who serves on the Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2012, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

Annex III-25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of November 25, 2013. The following table sets forth information regarding the beneficial ownership of our Common Shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding Common Shares; (2) each of the Trustees and the persons listed in the Compensation Tables in Annex III to this consent revocation statement; and (3) the Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our Common Shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
Corvex Management LP and Related Fund Management, LLC(3)	11,360,154	9.60%
The Vanguard Group, Inc.(4)	8,063,874	6.81%
BlackRock Inc.(5)	7,269,006	6.14%
Perry Corp.(6)	6,500,000	5.49%
Trustees and Executive Officers
Barry M. Portnoy(7)	246,200	*
Adam D. Portnoy(7)	48,099	*
John C. Popeo	41,000	*
David M. Lepore	33,750	*
Frederick N. Zeytoonjian(7)(8)	12,967	*
William A. Lamkin	10,812	*
Joseph L. Morea	4,000	*
All Trustees and executive officers as a group (seven persons)(7)(8)	389,034	*

*
Less than 1% of our Common Shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
The Declaration of Trust and Bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the approximately 118,387,518 of our Common Shares outstanding as of November 4, 2013.

(3)
This information is as of November 19, 2013 and is based solely on a Schedule 13D filed with the SEC on February 26, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on February 27, 2013, by Amendment No. 2 thereto, filed with the SEC on March 4, 2013, by Amendment No. 3 thereto, filed with the SEC on March 5, 2013, by Amendment No. 4 thereto, filed with the SEC on March 11, 2013, by Amendment No. 5 thereto, filed with the SEC on March 13, 2013, by Amendment No. 6 thereto, filed with the SEC on March 15, 2013, by Amendment No. 7 thereto, filed with the SEC on March 28, 2013, by Amendment No. 8 thereto, filed with the SEC on April 12, 2013, by Amendment No. 9 thereto, filed with the SEC on April 18, 2013, by Amendment No. 10 thereto, filed with the SEC on June 20, 2013, by Amendment No. 11 thereto, filed with the SEC on June 24, 2013, by Amendment No. 12 thereto, filed with the SEC on August 8, 2013, by Amendment No. 13 thereto, filed with the SEC on

Annex III-26

  November 19, 2013 by Corvex/Related and by Amendment No. 14 thereto, filed with the SEC on November 25, 2013 by Corvex/Related. Based on the information provided in the Schedule 13D, as amended, the managing member of Related is Related Companies; the general partner of Related Companies is The Related Realty Group, Inc. ("Realty Group"); the owner of Realty Group is Stephen M. Ross ("Mr. Ross"). According to the Schedule 13D as amended, the address of each of Corvex and Mr. Meister is 712 Fifth Avenue, 23rd Floor, New York, New York 10019, and the address of each of Related, Related Real Estate Recovery Fund GP-A, LLC ("Related Recovery GP-A"), Related Real Estate Recovery Fund GP, L.P. ("Related Recovery GP"), Related Real Estate Recovery Fund, L.P. (together with Related, Related Recovery GP-A and Related Recovery GP, the "Related Persons"), Related Companies, Realty Group and Mr. Ross is 60 Columbus Circle, New York, NY 10023. The Schedule 13D, as amended, filed by the Corvex/Related Group reports that Corvex may be deemed to beneficially own 11,360,154 Common Shares, including, as investment manager of certain funds ("Corvex Funds"), 5,675,250 Common Shares held on behalf of the Corvex Funds, by virtue of an agreement with the Related Persons, 5,675,250 Common Shares held on behalf of RRERF Acquisition, LLC ("RRERF") and, by virtue of an agreement with an individual shareholder, David R. Johnson, 9,654 Common Shares held by Mr. Johnson, which amount includes approximately 684 Common Shares issuable upon the conversion of Mr. Johnson's approximately 1,423 shares Series D Preferred Shares (calculated based upon a conversion rate of 0.480775 Common Shares per Series D Preferred Share). Additionally, the Schedule 13D, as amended, filed by Corvex/Related reports that Mr. Meister may be deemed to beneficially own 11,360,154 Common Shares, including, as general partner of Corvex, 5,675,250 Common Shares held on behalf of the Corvex Funds, by virtue of an agreement with the Related Persons, 5,675,250 Common Shares held on behalf of RRERF and, by virtue of an agreement with Mr. Johnson, 9,654 Common Shares held by Mr. Johnson. In addition, according to the Schedule 13D, as amended, filed by Corvex/Related, each of the Related Persons may be deemed to beneficially own 11,360,154 Common Shares, including 5,675,250 Common Shares held on behalf of RRERF, by virtue of an agreement with the Corvex Persons, 5,675,250 Common Shares held on behalf of the Corvex Funds and, by virtue of an agreement with Mr. Johnson, 9,654 Common Shares held by Mr. Johnson.

(4)
This information is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on February 11, 2013, by The Vanguard Group, Inc. ("Vanguard"). According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports beneficial ownership of 8,063,874 Common Shares and reports having sole voting power over 194,188 Common Shares, shared voting power over 63,550 Common Shares, sole dispositive power over 7,921,108 Common Shares and shared dispositive power over 142,766 Common Shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 58,166 Common Shares as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 220,622 Common Shares as a result of its serving as investment manager of Australian investment offerings.

(5)
This information is as of December 31, 2012, and is based solely on a Schedule 13G/A filed with the SEC on May 1, 2013, by BlackRock, Inc. ("BlackRock"). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and BlackRock, which reports beneficial ownership of and sole power to vote and dispose of 7,269,006 Common Shares, is the parent holding company for certain subsidiaries that have acquired our Common Shares and that are listed in that Schedule 13G/A.

Annex III-27

(6)
This information is as of April 30, 2013, and is based solely on a Schedule 13D/A filed with the SEC on April 30, 2013, by Perry Corp. and Richard C. Perry ("Mr. Perry"). Based on the information provided in that Schedule 13D/A, the address of Perry Corp. and Mr. Perry is 767 Fifth Avenue, 19th Floor, New York, NY 10153. The Schedule 13D/A filed by Perry Corp. reports that Perry Corp. may be deemed to be the indirect beneficial owner of 6,500,000 Common Shares. Additionally, Mr. Perry, as President, sole director and sole shareholder of Perry Corp., may be considered to indirectly beneficially own 6,500,000 Common Shares.

(7)
SNH beneficially owns 250,000 of our Common Shares. RMR is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust ("RMR Trust"), the sole member of RMR. RMR and Messrs. Barry Portnoy and Adam Portnoy, in their respective positions as the Chairman and a director of RMR and the Chairman, majority beneficial owner and a trustee of RMR Trust and as the President and Chief Executive Officer and a director of RMR, and the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust, may be deemed to have beneficial ownership of the Common Shares owned by SNH; however, each disclaims beneficial ownership of these Common Shares. Under applicable regulatory definitions, Mr. Zeytoonjian, who is an Independent Trustee of SNH, may also be deemed to have beneficial ownership of the Common Shares owned by SNH; however, Mr. Zeytoonjian disclaims beneficial ownership of such Common Shares. None of the 250,000 Common Shares beneficially owned by SNH are included in the Common Shares listed as beneficially owned by Messrs. Barry Portnoy, Adam Portnoy or Zeytoonjian in the above table.

(8)
Includes 3,324 Common Shares owned by Mr. Zeytoonjian's wife. Mr. Zeytoonjian disclaims beneficial ownership of these Common Shares, except to the extent of his pecuniary interest in the Common Shares.

Annex III-28

Preliminary Form of Consent Revocation Card—WHITE Subject to Completion, Dated December 6, 2013

PLEASE DETACH CONSENT REVOCATION CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark your selection as indicated in this example

THE BOARD OF TRUSTEES URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOX FOR THE PROPOSAL BELOW.

PROPOSAL 1: Proposal made by Corvex/Related to act by written consent to remove, without cause, William A. Lamkin, Joseph L. Morea, Adam D. Portnoy, Barry M. Portnoy, Frederick N. Zeytoonjian and any other person or persons elected or appointed to the Board of the Company prior to the effective time of this proposal.

INSTRUCTION: IF YOU WISH TO REVOKE YOUR CONSENT TO THE REMOVAL OF ALL PERSONS NAMED IN PROPOSAL 1, MARK THE “YES, REVOKE MY CONSENT” BOX BELOW.

All Trustees And Any Future Trustees	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

INSTRUCTION: IF YOU MARKED ANY BOX ABOVE THEN PLEASE DO NOT MARK ANY BOX BELOW. IF YOU ALSO MARK BOXES BELOW, THE BOX MARKED ABOVE WILL TAKE PRECEDENCE. IF YOU WISH TO REVOKE YOUR CONSENT TO THE REMOVAL OF INDIVIDUAL TRUSTEES, PLEASE MARK THE “YES, REVOKE MY CONSENT” BOX BELOW NEXT TO SUCH INDIVIDUAL TRUSTEES.

William A. Lamkin	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT
Joseph L. Morea	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT
Adam D. Portnoy	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT
Barry M. Portnoy	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT
Frederick N. Zeytoonjian	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT
All Future Trustees	☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE SIGNED AND DATED.

Date:

Signature

Signature (if jointly held)

Title or Authority

Please sign in the same form as your name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing

PLEASE MARK, SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED

Preliminary Form of Consent Revocation Card—WHITE Subject to Completion, Dated December 6, 2013

PLEASE REVOKE YOUR CONSENT TODAY!

PLEASE DETACH CONSENT REVOCATION CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

W H I T E C O N S E N T R E V O C A T I O N C A R D

CONSENT REVOCATION

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF

COMMONWEALTH REIT

The undersigned, a holder of shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of CommonWealth REIT (the “Company”), acting with respect to all of the Company’s Common Shares held by the undersigned, hereby acts as follows concerning the proposal of Corvex Management LP and Related Fund Management, LLC (together “Corvex/Related”) set forth on the reverse side.

THE BOARD OF TRUSTEES URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES FOR THE PROPOSAL SET FORTH HEREIN.

UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THIS CONSENT REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING, DATING AND DELIVERING THIS CONSENT REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO THE PROPOSAL MADE BY CORVEX/RELATED SET FORTH HEREIN.

(Continued and to be signed and dated on the reverse side)